As filed with the Securities and Exchange Commission on October 25, 2007

                                                     1940 Act File No. 811-06071

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940                    /X/

                                AMENDMENT NO. 85                             /X/

                             DWS INSTITUTIONAL FUNDS
               (Exact Name of Registrant as Specified in Charter)

                       345 Park Avenue, New York, NY 10154
               (Address of Principal Executive Offices) (Zip Code)

                                 (212) 454-7190
                         (Registrant's Telephone Number)

                                  John Millette
                             Two International Place
                                Boston, MA 02110
                     (Name and address of agent for service)

                                    Copy to:
                             Burton M. Leibert, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                             New York, NY 10019-6099

EXPLANATORY NOTE: This Registration Statement has been filed by DWS Institutional Funds (the "Registrant") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest of Daily Assets Fund Institutional, (the "Fund"), a series of the Registrant, are not being registered under the Securities Act of 1933 (the "1933 Act") since such shares will be issued by the Registrant solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shares of the Fund may only be purchased by "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of beneficial interest of the Fund.

                            DO NOT COPY OR CIRCULATE
Prospective
 Investor ------------------------------------       Copy # ------------------


                                                DAILY ASSETS FUND INSTITUTIONAL
                                       CONFIDENTIAL PRIVATE OFFERING MEMORANDUM


                                                                November 1, 2007


                                                 [DWS SCUDDER LOGO APPEARS HERE]



The securities described in this memorandum are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and have not been registered with the Securities and Exchange Commission. Like shares of all mutual funds, these securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this memorandum. Any representation to the contrary is a criminal offense.


NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS CONFIDENTIAL PRIVATE OFFERING MEMORANDUM HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.


NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT FILED UNDER THE INVESTMENT COMPANY ACT.


                                                 [DWS SCUDDER LOGO APPEARS HERE]

CONTENTS

--------------------------------------------------------------------------------


  3      The Fund's Main Investment
         Strategy
  5      The Main Risks of Investing in
         the Fund
  8      The Fund's Performance
         History
  9      How Much Investors Pay
 10      Who Manages and Oversees
         the Fund
 12      Financial Highlights


 13      Who Should Consider
         Investing in the Fund
 13      Buying and Selling Fund
         Shares
 14      Policies You Should Know
         About
 23      Understanding Distributions
         and Taxes
 25      Appendix

--------------------------------------------------------------------------------
                                            fund number       538

    DAILY ASSETS FUND INSTITUTIONAL
--------------------------------------------------------------------------------



            THE FUND'S MAIN INVESTMENT STRATEGY


            The fund seeks a high level of current income consistent with liquidity and the preservation of capital by investing exclusively in high quality short-term money market securities.


            The fund's objective is not a fundamental policy. We must notify shareholders before we can change it, but we do not require their approval to do so.


            While the fund's Advisor gives priority to earning income and maintaining the value of the fund's principal at $1.00 per share, all money market instruments, including US government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.


            The fund maintains a dollar-weighted average maturity of 90 days or less. The fund is managed in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended.

            The fund follows policies designed to maintain a stable share price:


            - Fund securities are valued in US dollars and have remaining maturities of 397 days (about 13 months) or less at the time of purchase. The fund may also invest in securities that have features that have features that have the effect of reducing their maturities to 397 days or less at the time of purchase


            - The fund buys US government debt obligations, money market instruments and other debt obligations that at the time of purchase:

               - have received one of the two highest short-term ratings from two nationally recognized statistical rating organizations (NRSROs);

               - have received one of the two highest short-term ratings from one NRSRO (if only one organization rates the security);


                                            Daily Assets Fund Institutional  | 3

               - are unrated, but are determined to be of comparable quality to one of the two highest short-term ratings by the Advisor; or


               - have no short-term rating, but are rated in one of the top three highest long-term rating categories, or are determined to be of comparable quality by the Advisor.



            Principal investments


            The fund may invest in high quality, short-term, US dollar denominated money market instruments paying a fixed, variable or floating interest rate. These include:

            - Debt obligations issued by US and foreign banks, financial institutions, corporations or other entities, including certificates of deposit, euro-time deposits, commercial paper (including asset-backed commercial paper), notes, funding agreements and US government securities. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features which have the effect of shortening the security's maturity.

            - US government securities that are issued or guaranteed by the US Treasury, or by agencies or instrumentalities of the US government.

            - Repurchase agreements, which are agreements to buy securities at one price, with a simultaneous agreement to sell back the securities at a future date at an agreed-upon price.

            - Asset-backed securities, which are generally participations in a pool of assets whose payment is derived from the payments generated by the underlying assets. Payments on the asset-backed security generally consist of interest and/ or principal.

            Because many of the fund's principal investments are issued or credit-enhanced by banks or other financial institutions, under normal market conditions the fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions.

            The fund may invest up to 10% of its total assets in other money market mutual funds.


4 | Daily Assets Fund Institutional

            Working in consultation with the portfolio managers, a credit team screens potential securities and develops a list of those that the fund may buy. The portfolio managers, looking for attractive yield and weighing considerations such as credit quality, economic outlooks and possible interest rate movements, then decide which securities on this list to buy. The portfolio managers may adjust the fund's exposure to interest rate risk, typically seeking to take advantage of possible rises in interest rates and to preserve yield when interest rates appear likely to fall.



            THE MAIN RISKS OF INVESTING IN THE FUND


            There are several risk factors that could reduce the yield you get from the fund or cause the fund's performance to trail that of other investments.

            INTEREST RATE RISK. Money market instruments, like all debt securities, face the risk that the securities will decline in value because of changes in interest rates. Generally, investments subject to interest rate risk will decrease in value when interest rates rise and increase in value when interest rates decline. To minimize such price fluctuations, the fund limits the dollar-weighted average maturity of the securities held by the fund to 90 days or less. Generally, the price of short-term investments fluctuates less than longer-term investments. Income earned on floating or variable rate securities may vary as interest rates decrease or increase.


            CREDIT RISK. A money market instrument's credit quality depends on the issuer's ability to pay interest on the security and repay the debt: the lower the credit rating, the greater the risk that the security's issuer will default, or fail to meet its payment obligations. The credit risk of a security may also depend on the credit quality of any bank or financial institution that provides credit enhancement for it. To minimize credit risk, the fund only buys high quality securities with minimal credit risk. Also, the fund only buys securities with remaining maturities of 397 days (approximately 13 months) or less. This reduces the risk that the issuer's creditworthiness will change, or that the issuer will default on the principal and interest payments of the obligation. Additionally, some securities issued by US government agencies or instrumentalities are supported only by the credit of that agency or instrumentality. There is no guarantee that the US government will provide support to such agencies or instrumentalities and such



                                            Daily Assets Fund Institutional  | 5
            securities may involve risk of loss of principal and interest. Securities that rely on third party guarantors to raise their credit quality could fall in price or go into default if the financial condition of the guarantor deteriorates.

            MARKET RISK. Although individual securities may outperform their market, the entire market may decline as a result of rising interest rates, regulatory developments or deteriorating economic conditions.

            SECURITY SELECTION RISK. While the fund invests in short-term securities, which by their nature are relatively stable investments, the risk remains that the securities in which the fund invests will not perform as expected. This could cause the fund's returns to lag behind those of similar money market mutual funds.

            REPURCHASE AGREEMENT RISK. A repurchase agreement exposes the fund to the risk that the party that sells the securities may default on its obligation to repurchase them. In this circumstance, the fund can lose money because:

            -  it cannot sell the securities at the agreed-upon time and price;
               or

            -  the securities lose value before they can be sold.

            The fund seeks to reduce this risk by monitoring the creditworthiness of the sellers with whom it enters into repurchase agreements. The fund also monitors the value of the securities to ensure that they are at least equal to the total amount of the repurchase obligations, including interest and accrued interest.


            CONCENTRATION RISK. Because the fund will invest more than 25% of its net assets in the obligations of banks and other financial institutions, it may be vulnerable to setbacks in that industry. Banks and other financial institutions are highly dependent on short-term interest rates and can be adversely affected by downturns in the US and foreign economies or changes in banking regulations.



6 | Daily Assets Fund Institutional

            PREPAYMENT RISK. A bond issuer, such as an issuer of asset-backed securities, may retain the right to pay off a high yielding bond before it comes due. In that event, the fund may have to reinvest the proceeds at lower interest rates. Thus, prepayment may reduce the fund's income. It may also create a capital gains tax liability, because bond issuers usually pay a premium for the right to pay off bonds early.


            FOREIGN INVESTMENT RISK. The fund may invest in money market instruments of foreign issuers that are denominated in US dollars. Foreign investments involve certain special risks, such as unfavorable political and legal developments, limited financial information, and economic and financial instability.


            An investment in the fund is not insured or guaranteed by the FDIC or any other government agency. Although the fund seeks to preserve the value of your investment at $1.00 per share, this share price isn't guaranteed and you could lose money by investing in the fund.


            This prospectus doesn't tell you about every policy or risk of investing in the fund.

            If you want more information on the fund's allowable securities and investment practices and the characteristics and risks of each one, you may want to request a copy of the Statement of Additional Information (the back cover tells you how to do this).

            Keep in mind that there is no assurance that the fund will achieve its goal.


            The fund's Statement of Additional Information includes a description of the fund's policies and procedures with respect to the disclosure of the fund's portfolio holdings.



                                            Daily Assets Fund Institutional  | 7

THE FUND'S PERFORMANCE HISTORY

While a fund's past performance isn't necessarily a sign of how it will do in the future, it can be valuable for an investor to know.

The bar chart shows how the performance of the fund has varied from year to year, which may give some idea of risk. The table shows how the fund's returns over different periods average out. All figures include the effects of the fund's expenses and assume reinvestment of dividends and distributions. As always, past performance is no guarantee of future results.


The 7-DAY YIELD, which is often referred to as the "current yield," is the income generated by the fund over a seven-day period. This amount is then annualized, which means that we assume the fund generates the same income every week for a year. The "total return" of the fund is the change in the value of an investment in the fund over a given period. Average annual returns are calculated by averaging the year-by-year returns of the fund over a given period. To learn the current yield, investors may call (800) 730-1313.


Daily Assets Fund Institutional


ANNUAL TOTAL RETURN (%) AS OF 12/31 EACH YEAR -
[GRAPHIC APPEARS HERE]







 5.65    5.59      5.22      6.50      4.31      1.85      1.09      1.40      3.31      5.10
 1997   1998      1999      2000      2001      2002      2003      2004      2005      2006





               2007 TOTAL RETURN AS OF SEPTEMBER 30: 4.07%
FOR THE PERIODS INCLUDED IN THE BAR CHART:
BEST QUARTER: 1.67%, Q3 2000                WORST QUARTER: 0.24%, Q3 2003


AVERAGE ANNUAL TOTAL RETURNS (%) as of 12/31/2006



--------------------------------------------------------------------------------
                                       1 YEAR      5 YEARS      10 YEARS
--------------------------------------------------------------------------------
 Daily Assets Fund Institutional         5.10         2.54         3.99
--------------------------------------------------------------------------------


8 | Daily Assets Fund Institutional

HOW MUCH INVESTORS PAY


The table below describes the fees and expenses that you may pay if you buy and hold fund shares. This information doesn't include any fees that may be charged by your financial advisor.


--------------------------------------------------------------------------------
FEE TABLE
--------------------------------------------------------------------------------
 SHAREHOLDER FEES, paid directly from
 your investment                                      None
--------------------------------------------------------------------------------

 ANNUAL OPERATING EXPENSES, deducted
 from fund assets
--------------------------------------------------------------------------------
 Management Fee 1                                     0.20%
--------------------------------------------------------------------------------
 Distribution/Service (12b-1) Fee                     None
--------------------------------------------------------------------------------
 Other Expenses                                       0.01
--------------------------------------------------------------------------------
 TOTAL ANNUAL OPERATING EXPENSES                      0.21
--------------------------------------------------------------------------------
 Less Fee Waiver/Expense
--------------------------------------------------------------------------------
 Reimbursement 2,3                                    0.14
--------------------------------------------------------------------------------
 NET ANNUAL OPERATING EXPENSES 2,3                    0.07
--------------------------------------------------------------------------------



1  The fee includes a 0.10% fund administration fee.


2 From time to time, the Advisor may voluntarily waive or reimburse certain expenses. This voluntary waiver or reimbursement may be terminated at any time at the option of the Advisor.


3 Through October 31, 2008, the Advisor has contractually agreed to waive all or a portion of its management fee and reimburse or pay certain operating expenses (excluding certain expenses such as extraordinary expenses, taxes, brokerage, interest, proxy and organizational and offering expenses) to the extent necessary to maintain the annual expenses of the fund at 0.07% of the fund's average daily net assets.

Based on the costs above (including one year of capped expenses in each period), this example helps you compare the expenses of the fund to those of other mutual funds. This example assumes operating expenses remain the same. It also assumes that you invested $10,000, earned 5% annual returns and reinvested all dividends and distributions and sold your shares at the end of each period. This is only an example; actual expenses will be different.




--------------------------------------------------------------------------------
                        1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------
 Daily Assets Fund
 Institutional            $7          $53          $104         $254
--------------------------------------------------------------------------------




                                            Daily Assets Fund Institutional  | 9

WHO MANAGES AND OVERSEES THE FUND

           The investment advisor


           Deutsche Investment Management Americas Inc. ("DIMA" or the "Advisor"), with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the fund. Under the oversight of the Board, the Advisor makes investment decisions, buys and sells securities for the fund and conducts research that leads to these purchase and sale decisions. The Advisor provides a full range of global investment advisory services to institutional and retail clients.

           DWS Scudder is part of Deutsche Asset Management, which is the marketing name in the US for the asset management activities of Deutsche Bank AG, DIMA, Deutsche Bank Trust Company Americas and DWS Trust Company.


           Deutsche Asset Management is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world's major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles.

           The Advisor is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.


           Prior to December 31, 2006, Deutsche Asset Management, Inc. ("DAMI") was the investment advisor. Effective December 31, 2006, DAMI was merged into DIMA. The new investment management agreement with DIMA was approved by the Board and is identical in substance to the prior investment management agreement with DAMI.



10 | Who Manages and Oversees the Fund

           MANAGEMENT FEE. The Advisor receives a management fee from the fund. Below is the actual rate paid by the fund for the most recent fiscal year, as a percentage of the fund's average daily net assets:


--------------------------------------------------------------------------------
FUND NAME                                         FEE PAID
--------------------------------------------------------------------------------
Daily Assets Fund Institutional                    0.00%*
--------------------------------------------------------------------------------

           * Reflecting the effect of expense limitations and/or fee waivers then in effect.


           A discussion regarding the basis for the Board's approval of the fund's investment management agreement with DAMI and the amended and restated investment management agreement with DIMA is contained in the shareholder report for the semi-annual period ended December 31, 2006 (see "Shareholder reports" on the back cover).


           Under a separate administrative services agreement between the fund and the Advisor, the fund pays the Advisor for providing most of the fund's administrative services.


           The portfolio managers


           A group of investment professionals is responsible for the day-to-day management of the fund. These investment professionals have a broad range of experience managing money market funds.



                                         Who Manages and Oversees the Fund  | 11

FINANCIAL HIGHLIGHTS


The financial highlights are designed to help you understand recent financial performance. The figures in the first part of the table are for a single share. The total return figures represent the percentage that an investor in the fund would have earned (or lost), assuming all dividends and distributions were reinvested. This information has been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, whose report, along with the fund's financial statements, is included in the fund's annual report (see "Shareholder reports" on the back cover).

Daily Assets Fund Institutional


----------------------------------------------------------------------------------------------------------------
YEARS ENDED JUNE 30,                         2007          2006          2005          2004          2003
----------------------------------------------------------------------------------------------------------------
SELECTED PER SHARE DATA
----------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF PERIOD       $   1.00      $  1.00       $  1.00       $  1.00       $  1.00
----------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
  Net investment income                         .053         .042          .022          .010          .015
----------------------------------------------------------------------------------------------------------------
  Net realized and unrealized gain
  (loss) on investment transactions a             -            -             -             -             -
----------------------------------------------------------------------------------------------------------------
  TOTAL FROM INVESTMENT OPERATIONS              .053         .042          .022          .010          .015
----------------------------------------------------------------------------------------------------------------
Less distributions from:
  Net investment income                      ( .053)      ( .042)       ( .022)       ( .010)       ( .015)
----------------------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD             $   1.00      $  1.00       $  1.00       $  1.00       $  1.00
----------------------------------------------------------------------------------------------------------------
Total Return (%)b                              5.44         4.30          2.24          1.02          1.47
----------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS AND SUPPLEMENTAL DATA
----------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ millions)        4,915        3,122         2,987         3,895         5,589
----------------------------------------------------------------------------------------------------------------
Ratio of expenses before expense
reductions(%)                                   .21          .13           .13           .14           .13
----------------------------------------------------------------------------------------------------------------
Ratio of expenses after expense
reductions(%)                                   .04          .04           .02           .07           .12
----------------------------------------------------------------------------------------------------------------
Ratio of net investment income(%)              5.31         4.25          2.26          1.03          1.50
----------------------------------------------------------------------------------------------------------------

a   Less than $.005 per share.

b   Total return would have been lower had certain expenses not been reduced.


12 | Financial Highlights

WHO SHOULD CONSIDER INVESTING IN THE FUND

           Shares of the fund are being offered for investment only to investors who qualify as both:

           - Accredited investors as defined under Regulation D of the Securities Act of 1933, as amended, and

           -  Institutional investors.

           Shares of the fund are not being offered to individuals or to entities organized for the purpose of investing on behalf of individuals. Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the fund.


           You should consider investing in the fund if you are looking for a cash management vehicle that offers income approximating money market rates and preserves the value of your capital. The fund is primarily sold to investors who use the fund to invest cash collateral received in connection with securities lending transactions.

           You should not consider investing in the fund if you seek capital growth. Although it provides a convenient means of diversifying short-term investments, the fund by itself does not constitute a balanced investment program.


BUYING and SELLING Fund Shares



           Three copies of a Subscription Agreement for use in subscribing to purchase shares of the fund accompany delivery of this Memorandum to prospective investors. In order to purchase shares of the fund, a prospective investor must satisfactorily complete, execute and deliver each copy of the Subscription Agreement to Institutional Investor Service ("IIS"), 210 West 10th Street, Kansas City, MO 64105, and the purchase must be accepted by the fund's Placement Agent, DWS Scudder Distributors, Inc.


           Our representatives are available to assist you personally Monday through Friday, 9:00 a.m. to 6:00 p.m., Eastern time each day the New York Stock Exchange is open for business.



                                 Who Should Consider Investing in the Fund  | 13

           WIRE:

           BUYING: You may buy shares by wire only if your account is authorized to do so. Please note that you or your financial advisor must call the Service Center at (800) 730-1313 by 4:30 p.m. Eastern time to notify us in advance of a wire transfer purchase. Inform the Service Center of the amount of your purchase and receive a trade confirmation number. Instruct your bank to send payment by wire using the wire instructions noted below. All wires must be received by 4:30 p.m. Eastern time.



--------------------------------------------------------------------------------
  BANK NAME:        State Street Bank Boston
--------------------------------------------------------------------------------
  ROUTING NO:       011000028
--------------------------------------------------------------------------------
  ATTN:             Deutsche Asset Management Funds
--------------------------------------------------------------------------------
  DDA NO:           00058180
--------------------------------------------------------------------------------
  FBO:              (Account name) (Account number)
--------------------------------------------------------------------------------
  CREDIT:           (fund name, fund number and, if applicable, class
                    name) (see "How to open your fund account")
--------------------------------------------------------------------------------



           Refer to your account statement for the account name and number. Wire transfers normally take two or more hours to complete. Wire transfers may be restricted on holidays and at certain other times.

           SELLING: You may sell shares by wire only if your account is authorized to do so. You will be paid for redeemed shares by wire transfer of funds to your financial advisor or bank upon receipt of a duly authorized redemption request as promptly as feasible. For your protection, you may not change the destination bank account over the phone. To sell by wire, contact your financial advisor or the Service Center at (800) 730-1313 by 4:30 p.m. Eastern time. Inform the Service Center of the amount of your redemption and receive a trade confirmation number. We must receive your order by 4:30 p.m. Eastern time to wire to your account the same business day.


POLICIES YOU SHOULD KNOW ABOUT

           Along with the instructions on the previous pages, the policies below may affect you as a shareholder. Some of this information, such as the section on distributions and taxes, applies to all investors, including those investing through a financial advisor.


14 | Policies You Should Know About

           If you are investing through a financial advisor or through a retirement plan, check the materials you received from them about how to buy and sell shares because particular financial advisors or other intermediaries may adopt policies, procedures or limitations that are separate from those described by the fund. Please note that a financial advisor may charge fees separate from those charged by the fund and may be compensated by the fund.

           In order to reduce the amount of mail you receive and to help reduce expenses, we generally send a single copy of any shareholder report and prospectus to each household. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact your financial advisor or call (800) 730-1313.



           Financial intermediary support payments


           The Advisor, DWS Scudder Distributors, Inc. (the "Distributor") and/or their affiliates may pay additional compensation, out of their own assets and not as an additional charge to the fund, to selected affiliated and unaffiliated brokers, dealers, participating insurance companies or other financial intermediaries ("financial advisors") in connection with the sale and/or distribution of fund shares or the retention and/or servicing of fund investors and fund shares ("revenue sharing"). Such revenue sharing payments are in addition to any distribution or service fees payable under any Rule 12b-1 or service plan of the fund, any record keeping/sub-transfer agency/networking fees payable by the fund (generally through the Distributor or an affiliate) and/or the Distributor to certain financial advisors for performing such services and any sales charges, commissions, non-cash compensation arrangements expressly permitted under applicable rules of the NASD or other concessions described in the fee table or elsewhere in this prospectus or the Statement of Additional Information as payable to all financial advisors. For example, the Advisor, the Distributor and/or their affiliates may compensate financial advisors for providing the fund with "shelf space" or access to a third party platform or fund offering list or other marketing programs including, without limitation, inclusion of the fund on preferred or recommended sales lists, mutual fund "supermarket" platforms and other formal sales programs; granting the Distributor access to the financial


                                            Policies You Should Know About  | 15
           advisor's sales force; granting the Distributor access to the financial advisor's conferences and meetings; assistance in training and educating the financial advisor's personnel; and obtaining other forms of marketing support.

           The level of revenue sharing payments made to financial advisors may be a fixed fee or based upon one or more of the following factors: gross sales, current assets and/or number of accounts of the fund attributable to the financial advisor, the particular fund or fund type or other measures as agreed to by the Advisor, the Distributor and/or their affiliates and the financial advisors or any combination thereof. The amount of these revenue sharing payments is determined at the discretion of the Advisor, the Distributor and/or their affiliates from time to time, may be substantial, and may be different for different financial advisors based on, for example, the nature of the services provided by the financial advisor.

           The Advisor, the Distributor and/or their affiliates currently make revenue sharing payments from their own assets in connection with the sale and/or distribution of DWS Fund shares or the retention and/or servicing of investors and DWS Fund shares to financial advisors in amounts that generally range from .01% up to .50% of assets of the fund serviced and maintained by the financial advisor, .10% to .25% of sales of the fund attributable to the financial advisor, a flat fee of $12,500 up to $500,000, or any combination thereof. These amounts are subject to change at the discretion of the Advisor, the Distributor and/or their affiliates. Receipt of, or the prospect of receiving, this additional compensation may influence your financial advisor's recommendation of the fund or of any particular share class of the fund. You should review your financial advisor's compensation disclosure and/or talk to your financial advisor to obtain more information on how this compensation may have influenced your financial advisor's recommendation of the fund. Additional information regarding these revenue sharing payments is included in the fund's Statement of Additional Information, which is available to you on request at no charge (see the back cover of this prospectus for more information on how to request a copy of the Statement of Additional Information).

           The Advisor, the Distributor and/or their affiliates may also make such revenue sharing payments to financial advisors under the terms discussed above in connection with the distribution of both DWS funds and non-DWS funds by financial advisors to


16 | Policies You Should Know About
           retirement plans that obtain record keeping services from ADP, Inc. on the DWS Scudder branded retirement plan platform (the "Platform") with the level of revenue sharing payments being based upon sales of both the DWS funds and the non-DWS funds by the financial advisor on the Platform or current assets of both the DWS funds and the non-DWS funds serviced and maintained by the financial advisor on the Platform.

           It is likely that broker-dealers that execute portfolio transactions for the fund will include firms that also sell shares of the DWS funds to their customers. However, the Advisor will not consider sales of DWS fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the DWS funds. Accordingly, the Advisor has implemented policies and procedures reasonably designed to prevent its traders from considering sales of DWS fund shares as a factor in the selection of broker-dealers to execute portfolio transactions for the fund. In addition, the Advisor, the Distributor and/or their affiliates will not use fund brokerage to pay for their obligation to provide additional compensation to financial advisors as described above.


           Policies about transactions


           To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means to you:
           When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

           We might request additional information about you (which may include certain documents, such as articles of incorporation for companies) to help us verify your identity and, in some cases, the information and/or documents may be required to conduct the verification. The information and documents will be used solely to verify your identity.

           We will attempt to collect any missing required and requested information by contacting you or your financial advisor. If we are unable to obtain this information within the time frames established by the fund, then we may reject your application and order.


                                            Policies You Should Know About  | 17

           The fund will not invest your purchase until all required and requested identification information has been provided and your application has been submitted in "good order." After we receive all the information, your application is deemed to be in good order and we accept your purchase, you will receive the net asset value per share next calculated.

           If we are unable to verify your identity within time frames established by the fund, after a reasonable effort to do so, you will receive written notification.

           With certain limited exceptions, only US residents may invest in the fund.

           Because orders placed through a financial advisor must be forwarded to the transfer agent before they can be processed, you'll need to allow extra time. Your financial advisor should be able to tell you approximately when your order will be processed. It is the responsibility of your financial advisor to forward your order to the transfer agent in a timely manner.

           THE FUND DOES NOT ISSUE SHARE CERTIFICATES. However, if you currently have shares in certificated form, you must include the share certificates properly endorsed or accompanied by a duly executed stock power when exchanging or redeeming shares. You may not exchange or redeem shares in certificate form by telephone or via the Internet.

           THE FUND ACCEPTS PAYMENT FOR SHARES ONLY IN US DOLLARS by bank or Federal Funds wire transfer.

           SIGNATURE GUARANTEE. When you want to sell more than $100,000 worth of shares or send proceeds to a third party or to a new address, you'll usually need to place your order in writing and include a signature guarantee. However, if you want money wired to a bank account that is already on file with us, you don't need a signature guarantee. Also, generally you don't need a signature guarantee for an exchange, although we may require one in certain other circumstances.


           A signature guarantee is simply a certification of your signature - a valuable safeguard against fraud. You can get a signature guarantee from an eligible guarantor institution, including commercial banks, savings and loans, trust companies, credit unions, member firms of a national stock

THE FOLLOWING SIDEBAR TEXT APPEARS NEXT TO THE PRECEDING PARAGRAPHS

If you ever have difficulty placing an order by phone or Internet, you can send us your order in writing.

18 | Policies You Should Know About
           exchange or any member or participant of an approved signature guarantor program. Note that you can't get a signature guarantee from a notary public and we must be provided the original guarantee.


           SELLING SHARES OF TRUST ACCOUNTS AND BUSINESS OR ORGANIZATION ACCOUNTS may require additional documentation. Please call (800) 730-1313 or contact your financial advisor for more information.

           MONEY FROM SHARES YOU SELL is normally sent out within one business day of when your order is processed (not when it is received), although it could be delayed for up to seven days. There are other circumstances when it could be longer: When you are selling shares you bought recently by check (redemption proceeds from such a sale are unavailable until the check has cleared) or when unusual circumstances prompt the SEC to allow further delays. Certain expedited redemption processes may also be delayed when you are selling recently purchased shares or in the event of closing of the Federal Reserve Bank's wire payment system. In addition, the fund reserves the right to suspend or postpone redemptions as permitted pursuant to Section 22(e) of the Investment Company Act of 1940. Generally, those circumstances are when 1) the New York Stock Exchange is closed other than customary weekend or holiday closings;
           2) trading on the New York Stock Exchange is restricted; 3) an emergency exists which makes the disposal of securities owned by the fund or the fair determination of the value of the fund's net assets not reasonably practicable; or 4) the SEC, by order, permits the suspension of the right of redemption. Redemption payments by wire may also be delayed in the event of a non-routine closure of the Federal Reserve wire payment system. For additional rights reserved by the fund, please see "Other rights we reserve."


           You may obtain additional information about other ways to sell your shares by contacting your financial advisor.


           TRANSACTION PROCESSING. If we receive your wire purchase order before 4:30 p.m. Eastern time you will receive the dividends declared that day. If we receive it after 4:30 p.m. Eastern time, you will not receive the dividends declared that day.



                                            Policies You Should Know About  | 19

           You will not receive the dividends declared on the day you sell your shares by wire. You may place orders to buy and sell over the phone by calling the Service Center at 1-800-730-1313. If you order shares by phone and fail to pay for them by 4:30 p.m. Eastern time, we have the right to cancel your order, hold you liable or charge you or your account for any losses or fees the fund or its agents have incurred.


           SHORT-TERM TRADING. Since money market funds hold short-term instruments and are intended to provide liquidity to shareholders, the Advisor does not monitor or limit short-term or excessive trading activity in the fund and, accordingly, the Board of the fund has not approved any policies and procedures designed to limit this activity. However, the fund reserves the right to and may reject or cancel a purchase or exchange order into the fund for any reason, including if, in the opinion of the Advisor, there appears to be a pattern of short-term or excessive trading by an investor in another Deutsche Asset Management fund or DWS fund.


           ACCOUNT STATEMENTS. We or your financial advisor will generally furnish you with a written confirmation of every transaction that affects your account balance. You will also receive periodic statements reflecting the balances in your account.


           How the fund calculates share price

           To calculate net asset value, or NAV, each share class uses the following equation:


            TOTAL ASSETS - TOTAL LIABILITIES
           -----------------------------------------    =    NAV
               TOTAL NUMBER OF SHARES OUTSTANDING



           The price at which you buy and sell shares is the NAV.



           IN VALUING SECURITIES, we typically use amortized cost (the method used by most money market funds) to account for any premiums or discounts above or below the face value of any securities the fund buys, and round the per share NAV to the nearest whole cent.

           The fund calculates its share price as of 4:30 p.m. Eastern time. The fund seeks to maintain a stable $1.00 share price.


20 | Policies You Should Know About

           The bond markets or other primary trading markets for the fund may close early on the day before or after certain holidays are observed (for example, on the day after Thanksgiving and the day before Christmas). If the Bond Market Association recommends an early close of the bond markets, the fund also may close early. You may call
           (800) 730-1313 for additional information about whether the fund will close early before or after a particular holiday. On days of an early close:


           - All orders received prior to the fund close will be processed as of the time the fund NAV is next calculated.

           - Redemption orders received after the fund close will be processed as of the time the fund NAV is next calculated.

           - Purchase orders received after the fund close will be processed the next business day.

           Generally, THE FUND IS OPEN every week, Monday through Friday, except when the following holidays are celebrated: New Year's Day, Martin Luther King, Jr. Day (the third Monday in January), Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day (the first Monday in September), Columbus Day (the second Monday in October), Veterans' Day (November 11), Thanksgiving Day (the fourth Thursday in November) and Christmas Day. The fund may accept purchase or sale orders on days other than the days listed above, if the New York Stock Exchange is closed due to unforeseeable circumstances but the "Fed wire" is open, the primary trading markets for the fund's portfolio instruments are open or management believes there is adequate liquidity.


           Other rights we reserve


           You should be aware that we may do any of the following:

           -  withdraw or suspend the offering of shares at any time

           - withhold a portion of your distributions and redemption proceeds as federal income tax if we have been notified by the IRS that you are subject to backup withholding or if you fail to provide us with a correct taxpayer ID number and certain certifications or certification that you are exempt from backup withholding


                                            Policies You Should Know About  | 21

           - reject a new account application if you don't provide any required or requested identifying information, or for any other reason

           - refuse, cancel, limit or rescind any purchase or exchange order, without prior notice; freeze any account (meaning you will not be able to purchase fund shares in your account); suspend account services; and/or involuntarily redeem your account if we think that the account is being used for fraudulent or illegal purposes; one or more of these actions will be taken when, at our sole discretion, they are deemed to be in the fund's best interest or when the fund is requested or compelled to do so by governmental authority or by applicable law

           - close and liquidate your account if we are unable to verify your identity, or for other reasons; if we decide to close your account, your fund shares will be redeemed at the net asset value per share next calculated after we determine to close your account (less any applicable redemption fees); you may recognize a gain or loss on the redemption of your fund shares and incur a tax liability

           - pay you for shares you sell by "redeeming in kind," that is, by giving you marketable securities (which typically will involve brokerage costs for you to liquidate) rather than cash; the fund generally won't make a redemption in kind unless your requests over a 90-day period total more than $250,000 or 1% of the value of the fund's net assets, whichever is less

           - change, add or withdraw various services, fees and account policies (for example, we may adjust the fund's investment minimums at any time)



22 | Policies You Should Know About

UNDERSTANDING DISTRIBUTIONS AND TAXES

           DISCLAIMER. The Treasury Department has promulgated regulations which require the following statements. First, prospective investors should consult their own tax advisors with respect to the federal, state and local tax aspects of an investment in the fund based on their particular circumstances. Second, the statements of tax consequences set forth below (i) were written to support the marketing of shares in the fund; and (ii) were not intended or written to be used, and they cannot be used, by the fund or any taxpayer for the purpose of avoiding certain penalties that may be imposed with respect to tax deficiencies.

           The fund intends to distribute to its shareholders virtually all of its net earnings. The fund can earn money in two ways: by receiving interest, dividends or other income from securities it holds and by selling securities for more than it paid for them. (The fund's earnings are separate from any gains or losses stemming from your own purchase and sale of shares.) The fund may not always pay a dividend or distribution for a given period.

           THE FUND'S INCOME DIVIDENDS ARE DECLARED DAILY AND PAID MONTHLY TO SHAREHOLDERS. The fund may take into account capital gains and losses in its daily dividend declarations. The fund may make additional distributions for tax purposes if necessary.

           Dividends or distributions declared to shareholders of record in the last quarter of a given calendar year are treated for federal income tax purposes as if they were received on December 31 of that year, provided such dividends or distributions are paid by the end of the following January.

           For federal income tax purposes, income and capital gains distributions are generally taxable. However, dividends and distributions received by retirement plans qualifying for tax exemption under federal income tax laws generally will not be taxable.


THE FOLLOWING SIDEBAR TEXT APPEARS NEXT TO THE PRECEDING PARAGRAPHS

Because each shareholder's tax situation is unique, ask your tax professional about the tax consequences of your investments, including any state and local tax consequences.

                                     Understanding Distributions and Taxes  | 23

           YOU CAN CHOOSE HOW TO RECEIVE YOUR DIVIDENDS AND DISTRIBUTIONS. You can have them all automatically reinvested in fund shares (at NAV), all sent to you by check or wire, have one type reinvested and the other sent to you by check or have them invested in another fund. Tell us your preference on your application. If you don't indicate a preference, your dividends and distributions will all be reinvested.


           Taxable distributions are treated the same for federal income tax purposes whether you receive them in cash or reinvest them in additional shares. For federal income tax purposes, an exchange is treated the same as a sale.

           Because the fund seeks to maintain a stable share price, you are unlikely to have capital gains or losses when you sell fund shares.

           Certain shareholders of the fund will be required to include as income their allocated share of fund expenses, even though no such distribution will be made. Such shareholders will generally be allowed a deduction for such expenses to the extent such shareholders' itemized deductions (including their allocable share of fund expenses) exceeds 2% of their adjusted gross income. For more information, see the Statement of Additional Information, under "Taxes."

           For federal income tax purposes, distributions of investment income are taxable as ordinary income. The fund does not expect to make distributions that are eligible for taxation as long-term capital gains or as qualified dividend income.

           Your fund will send you detailed federal income tax information every January. These statements tell you the amount and the federal income tax classification of any dividends or distributions you received. They also have certain details on your purchases and sales of shares.

           The above discussion is applicable to shareholders who are US persons. If you are a non-US person, please consult your own tax advisor with respect to the US tax consequences to you of an investment in the fund.


24 | Understanding Distributions and Taxes

APPENDIX
--------------------------------------------------------------------------------
           Hypothetical Expense Summary


           Using the annual fund operating expense ratios presented in the fee tables in the fund prospectus, the Hypothetical Expense Summary shows the estimated fees and expenses, in actual dollars, that would be charged on a hypothetical investment of $10,000 in the fund held for the next 10 years and the impact of such fees and expenses on fund returns for each year and cumulatively, assuming a 5% return for each year. The tables also assume that all dividends and distributions are reinvested and that, where applicable, Class B shares convert to Class A shares after six years. The annual fund expense ratios shown are net of any contractual fee waivers or expense reimbursements, if any, for the period of the contractual commitment. The tables reflect the maximum initial sales charge, if any, but do not reflect any contingent deferred sales charge or redemption fees, if any, which may be payable upon redemption. If contingent deferred sales charges or redemption fees were shown, the "Hypothetical Year-End Balance After Fees and Expenses" amounts shown would be lower and the "Annual Fees and Expenses" amounts shown would be higher. Also, please note that if you are investing through a third party provider, that provider may have fees and expenses separate from those of the fund that are not reflected here. Mutual fund fees and expenses fluctuate over time and actual expenses may be higher or lower than those shown.

           The Hypothetical Expense Summary should not be used or construed as an offer to sell, a solicitation of an offer to buy or a recommendation or endorsement of any specific mutual fund. You should carefully review the fund's prospectus to consider the investment objectives, risks, expenses and charges of the fund prior to investing.


                                                                  Appendix  | 25

                        Daily Assets Fund Institutional




--------------------------------------------------------------------------------------------------
              MAXIMUM           INITIAL HYPOTHETICAL                 ASSUMED RATE
           SALES CHARGE:             INVESTMENT:                      OF RETURN:
               0.00%                   $10,000                            5%
--------------------------------------------------------------------------------------------------
                                                              HYPOTHETICAL
             CUMULATIVE        ANNUAL       CUMULATIVE          YEAR-END
           RETURN BEFORE        FUND       RETURN AFTER      BALANCE AFTER      ANNUAL FEES
              FEES AND        EXPENSE        FEES AND           FEES AND            AND
YEAR          EXPENSES         RATIOS        EXPENSES           EXPENSES         EXPENSES
--------------------------------------------------------------------------------------------------
   1            5.00%        0.07%              4.93%       $ 10,493.00         $   7.17
--------------------------------------------------------------------------------------------------
   2           10.25%        0.21%              9.96%       $ 10,995.61         $  22.56
--------------------------------------------------------------------------------------------------
   3           15.76%        0.21%             15.22%       $ 11,522.30         $  23.64
--------------------------------------------------------------------------------------------------
   4           21.55%        0.21%             20.74%       $ 12,074.22         $  24.78
--------------------------------------------------------------------------------------------------
   5           27.63%        0.21%             26.53%       $ 12,652.58         $  25.96
--------------------------------------------------------------------------------------------------
   6           34.01%        0.21%             32.59%       $ 13,258.64         $  27.21
--------------------------------------------------------------------------------------------------
   7           40.71%        0.21%             38.94%       $ 13,893.73         $  28.51
--------------------------------------------------------------------------------------------------
   8           47.75%        0.21%             45.59%       $ 14,559.23         $  29.88
--------------------------------------------------------------------------------------------------
   9           55.13%        0.21%             52.57%       $ 15,256.62         $  31.31
--------------------------------------------------------------------------------------------------
  10           62.89%        0.21%             59.87%       $ 15,987.41         $  32.81
--------------------------------------------------------------------------------------------------
  TOTAL                                                                         $ 253.83
--------------------------------------------------------------------------------------------------




26 | Appendix

TO GET MORE INFORMATION

SHAREHOLDER REPORTS - These include commentary from the fund's management team about recent market conditions and the effects of the fund's strategies on its performance. They also have detailed performance figures, a list of everything the fund owns, and its financial statements. Shareholders get these reports automatically.

STATEMENT OF ADDITIONAL INFORMATION (SAI) - This tells you more about the fund's features and policies, including additional risk information. The SAI is incorporated by reference into this document (meaning that it's legally part of this prospectus).

For a free copy of any of these documents or to request other information about the fund, call (800) 730-1313, or contact Deutsche Asset Management at the address listed below. The fund's SAI and shareholder reports are also available through the DWS Scudder Web site at www.dws-scudder.com. These documents and other information about the fund are available from the EDGAR Database on the SEC's Internet site at www.sec.gov. If you like, you may obtain copies of this information, after paying a copying fee, by e-mailing a request to publicinfo@sec.gov or by writing the SEC at the address listed below. You can also review and copy these documents and other information about the fund, including the fund's SAI, at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the SEC's Public Reference Room may be obtained by calling (800) SEC-0330.



DEUTSCHE ASSET
MANAGEMENT               SEC                     DISTRIBUTOR
---------------------    --------------------    -------------------------------
PO Box 219210            100 F Street, N.E.      DWS Scudder Distributors, Inc.
Kansas City, MO          Washington, D.C.        222 South Riverside Plaza
64121-9210               20549-0102              Chicago, IL 60606-5808
WWW.DWS-SCUDDER.COM      WWW.SEC.GOV             (800) 621-1148
(800) 730-1313           (800) SEC-0330





SEC FILE NUMBER:
DWS Institutional Funds        Daily Assets Fund Institutional    811-6071








(11/1/07) IDAF-1
[RECYCLE GRAPHIC APPEARS HERE]

                            DO NOT COPY OR CIRCULATE

Investor  __________________________________________           Copy #_____

                                CONFIDENTIAL STATEMENT OF ADDITIONAL INFORMATION


                                                                NOVEMBER 1, 2007

DWS Institutional Funds


Daily Assets Fund Institutional

DWS Institutional Funds (the "Trust") is an open-end management investment company that offers investors a selection of investment portfolios, each having distinct investment objectives and policies. The Trust was organized on March 26, 1990, as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts. This Confidential Statement of Additional Information ("SAI") relates to Daily Assets Fund Institutional (the "Fund"), a series of the Trust.


Shares of the Fund are sold by DWS Scudder Distributors, Inc. ("DWS-SDI" or the "Distributor"), the Trust's Distributor (and the Fund's Placement Agent). Deutsche Investment Management Americas Inc., serves as the Fund's investment advisor ("DIMA" or the "Advisor").


THE SECURITIES DESCRIBED IN THIS SAI ARE OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SAI. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE BEING OFFERED ONLY TO INVESTORS WHO QUALIFY AS BOTH (1) ACCREDITED INVESTORS AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT AND
(2) INSTITUTIONAL INVESTORS. SHARES OF THE FUND ARE NOT BEING OFFERED TO INDIVIDUALS OR TO ENTITIES ORGANIZED FOR THE PURPOSE OF INVESTING ON BEHALF OF INDIVIDUALS. NO RESALE OF SHARES MAY BE MADE UNLESS THE SHARES ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS SAI HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE INFORMATION OF THE RECIPIENT AND MAY NOT BE REPRODUCED, PROVIDED TO OTHERS OR USED FOR ANY OTHER PURPOSE.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS ON ANY INFORMATION WITH RESPECT TO THE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR IN THE TRUST'S REGISTRATION STATEMENT.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY MEET CERTAIN FINANCIAL REQUIREMENTS AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS, RISKS AND MERITS OF AN INVESTMENT IN THE FUND.


The Fund's Confidential Private Offering Memorandum, which may be amended from time to time, is dated November 1, 2007. The Confidential Private Offering Memorandum provides the basic information investors should know before
investing,   and  may  be  obtained  without  charge  by  calling  the  Fund  at
1-800-730-1313.   This  SAI,  which  is  not  a  Confidential  Private  Offering
Memorandum, is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Confidential

Private Offering Memorandum. Capitalized terms not otherwise defined in this SAI have the meanings accorded to them in the Fund's Confidential Private Offering Memorandum.

The Fund's audited Annual Report dated June 30, 2007, which either accompanies this SAI or has previously been provided to the investor to whom this SAI is being sent, is incorporated herein by reference.

Copies of the Annual Report, Semi-Annual Report and information regarding the Fund's current performance may be obtained by writing or telephoning: Deutsche Asset Management c/o DWS Scudder, P.O. Box 219210, Kansas City, Missouri 64121-9210, 1-800-730-1313.


                               Investment Advisor

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.


                                  Administrator
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                                 Transfer Agent
                     DWS SCUDDER INVESTMENTS SERVICE COMPANY


                         Distributor and Placement Agent

                         DWS SCUDDER DISTRIBUTORS, INC.
                            222 South Riverside Plaza
                             Chicago, IL 60606-5808

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS.........................1

         Investment Objective..................................................1
         Investment Policies...................................................1
         Additional Risk Factors...............................................4
         Portfolio Holdings Information........................................4
         Investment Restrictions...............................................7
         Additional Investment Limitations.....................................8
         Portfolio Turnover....................................................8

PORTFOLIO TRANSACTIONS.........................................................8

NET ASSET VALUE...............................................................12

PURCHASE AND REDEMPTION INFORMATION...........................................13

DISTRIBUTOR...................................................................17

TRUSTEES AND OFFICERS ........................................................17

MANAGEMENT OF THE FUND........................................................30

         Investment Advisor...................................................30
         Administrator........................................................32
         Code of Ethics.......................................................33

SERVICE PROVIDERS.............................................................33

         Custodian............................................................33
         Transfer Agent.......................................................33
         Independent Registered Public Accounting Firm........................34
         Counsel..............................................................34

ORGANIZATION OF THE TRUST.....................................................34

TAXES.........................................................................36

PROXY VOTING GUIDELINES.......................................................39

FINANCIAL STATEMENTS..........................................................41

             INVESTMENT OBJECTIVE, POLICIES, RESTRICTIONS AND RISKS

Investment Objective

The Fund's investment objective is a high level of current income consistent with liquidity and the preservation of capital. There can, of course, be no assurance that the Fund will achieve its investment objective.

Investment Policies


The following is a discussion of the various investments of and techniques employed by the Fund. The Fund may engage in certain practices not described herein.


Quality and Maturity of the Fund's Securities. The Fund will maintain a dollar-weighted average maturity of 90 days or less. All securities in which the Fund invests will have, or be deemed to have, remaining maturities of 397 days or less on the date of their purchase and will be denominated in US dollars. The Advisor, acting under the supervision of and procedures adopted by the Board of Trustees of the Trust, will determine that all securities purchased by the Fund present minimal credit risks. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. High-quality, short-term instruments may result in a lower yield than instruments with a lower quality or longer term.

Obligations of Banks and Other Financial Institutions. For purposes of the Fund's investment policies with respect to bank obligations, the assets of a bank will be deemed to include the assets of its domestic and foreign branches. Obligations of foreign branches of US banks and foreign banks may be general obligations of the parent bank in addition to the issuing bank or may be limited by the terms of a specific obligation and by government regulation. If the Advisor, acting under the supervision of the Board of Trustees, deems the instruments to present minimal credit risk, the Fund may invest in US dollar-denominated obligations of foreign banks or foreign branches of US banks, which may include banks located in the United Kingdom, Grand Cayman Island, Nassau, Japan and Canada. Investments in these obligations may entail risks that are different from those of investments in obligations of US domestic banks because of differences in political, regulatory and economic systems and conditions. These risks include future political and economic developments, currency blockage, the possible imposition of withholding taxes on interest payments, differing reserve requirements, reporting and record keeping requirements and accounting standards, possible seizure or nationalization of foreign deposits, difficulty or inability of pursuing legal remedies and obtaining judgments in foreign courts, possible establishment of exchange controls or the adoption of other foreign governmental restrictions that might affect adversely the payment of principal and interest on bank obligations.
Foreign branches of US banks and foreign banks may also be subject to less stringent reserve requirements and to different accounting, auditing, reporting and record keeping standards than those applicable to domestic branches of US banks. Obligations of domestic and foreign financial institutions in which the Fund may invest include (but are not limited to) certificates of deposit, bankers' acceptances, bank time deposits, commercial paper, and other US dollar-denominated instruments issued or supported by the credit of US or foreign financial institutions, including banks.

Commercial Paper. Commercial paper obligations in which the Fund may invest are short-term, secured or unsecured negotiable promissory notes of US or foreign corporations and special vehicles that at the time of purchase meet the rating criteria described in the Confidential Private Offering Memorandum. Investments in foreign commercial paper generally involve risks similar to those described above relating to obligations of foreign banks or foreign branches of US banks.


Variable Rate Master Demand Notes. Variable rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. Because variable rate master demand notes are direct lending arrangements between the Fund and the issuer, they are not ordinarily traded. Although no active secondary market may exist for these notes, the Fund will purchase only those notes under which it may demand and receive payment of principal or may resell the note to a third party. While the notes are not typically rated by credit rating agencies, issuers of variable rate master demand notes must satisfy the

Advisor, acting under the supervision of the Board of Trustees of the Fund, that the same criteria as set forth in the Confidential Private Offering Memorandum for issuers of commercial paper are met. In the event an issuer of a variable rate master demand note defaulted on its payment obligation, the Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. The face maturities of variable rate notes subject to a demand feature may exceed 397 days in certain circumstances. (See "Quality and Maturity of the Fund's Securities" herein.)


US Government Obligations. The Fund may invest in direct obligations issued by the US Treasury or in obligations issued or guaranteed by the US Treasury or by agencies or instrumentalities of the US government ("US Government Obligations"). Certain short-term US Government Obligations, such as those issued by the Government National Mortgage Association ("GNMA"), are supported by the "full faith and credit" of the US government; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the US Treasury; others, such as those of the Federal National Mortgage Association are solely the obligations of the issuing entity but are supported by the discretionary authority of the US government to purchase the agency's obligations; and still others, such as those of the Student Loan Marketing Association, are supported by the credit of the instrumentality. No assurance can be given that the US government would provide financial support to US government-sponsored instrumentalities if it is not obligated to do so by law.

Examples of the types of US Government Obligations that the Fund may hold include, but are not limited to, in addition to those described above and direct US Treasury obligations, the obligations of the Federal Housing Administration ("FHA"), Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Farm Credit Banks Funding Corp., Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration.


Other Debt Obligations. The Fund may invest in deposits, euro-time deposits, bonds, notes and debentures and other debt obligations that at the time of purchase have, or are comparable in priority and security to other securities of such issuer which have, outstanding short-term obligations meeting the short-term rating requirements described in the Fund's current Confidential Private Offering Memorandum, or if there are no such short-term ratings, are determined by the Advisor, acting under the supervision of the Board of Trustees of the Trust, to be of comparable quality and are rated in the top three highest long-term rating categories by the nationally recognized statistical rating organizations (NRSROs) rating such security.


Asset-Backed Securities/Mortgage-Backed Securities. The Fund may also invest in securities generally referred to as asset-backed securities or mortgage-backed securities, which directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables or a pool of mortgages. Asset-backed and mortgage-backed securities may provide periodic payments that consist of interest and/or principal payments. Consequently, the life of an asset-backed or mortgage-backed security and its yield varies with the prepayment rate and loss experience of the underlying assets.

Repurchase Agreements. The Fund may engage in repurchase agreement transactions with banks and governmental securities dealers deemed creditworthy by the Advisor. Under the terms of a typical repurchase agreement, the Fund would acquire US Government Obligations regardless of maturity, subject to an obligation of the seller to repurchase, and the Fund to resell, the obligation at an agreed price and time, thereby determining the yield during the Fund's holding period. This arrangement results in a fixed rate of return that is not subject to market fluctuations during the Fund's holding period. The value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligations, including interest. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed in or prevented from exercising its rights to dispose of the collateralized securities, including the risk of a possible decline in the value of the underlying securities during the period in which the Fund seeks to assert these rights. The Advisor reviews the creditworthiness of those banks and dealers with which the Fund enters into repurchase agreements and monitors on an ongoing basis the value of the securities subject to repurchase agreements to ensure that it is maintained at the required level.

Reverse Repurchase Agreements. The Fund may borrow funds for temporary or emergency purposes, such as meeting larger-than-anticipated redemption requests, and not for leverage, by, among other things, agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time the Fund enters into a reverse repurchase agreement it segregates cash, US Government Obligations or high-grade debt obligations having a value equal to the repurchase price, including accrued interest. Reverse repurchase agreements involve the risk that the market value of the securities sold by the Fund may decline below the repurchase price of those securities. Reverse repurchase agreements are considered to be borrowings by the Fund.

When-Issued   and   Delayed-Delivery   Securities.   To  secure   prices  deemed
advantageous at a particular time, the Fund may purchase securities on a when-issued or delayed-delivery basis, in which case delivery of the securities occurs beyond the normal settlement period; payment for or delivery of the securities would be made prior to the reciprocal delivery or payment by the other party to the transaction. The Fund will enter into when-issued or delayed-delivery transactions for the purpose of acquiring securities and not for the purpose of leverage. When-issued securities purchased by the Fund may include securities purchased on a "when, as, and if issued" basis under which the issuance of the securities depends on the occurrence of a subsequent event.

Securities purchased on a when-issued or delayed-delivery basis may expose the Fund to risk because the securities may experience fluctuations in value prior to their actual delivery. The Fund does not accrue income with respect to a when-issued or delayed-delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed-delivery basis can involve the additional risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Upon purchasing a security on a when-issued or delayed-delivery basis, the Fund will segregate cash or liquid securities in an amount at least equal to the when-issued or delayed-delivery commitment.


Investment in Other Investment Companies. In accordance with applicable law, the Fund may invest its assets in other money market funds with comparable investment objectives. In general, the Fund may not (1) purchase more than 3% of any other money market fund's voting stock; (2) invest more than 5% of its assets in any single money market fund; and (3) invest more than 10% of its assets in other money market funds (unless permitted by an exemptive order of the SEC or rules under the Investment Company Act of 1940). Notwithstanding the investment policies and restrictions of the Fund, upon approval of the Board of Trustees, the Fund may invest all or most of its investable assets in another registered investment company with substantially the same investment objective, policies and restrictions as the Fund. See "Master-Feeder Fund Structure."


Illiquid Securities. The Fund may not invest more than 10% of its net assets in securities which are illiquid or otherwise not readily marketable (such securities may include securities which are subject to legal or contractual restrictions on resale and repurchase agreements with maturities over seven days). If a security becomes illiquid after purchase by the Fund, the Fund will normally sell the security as soon as is reasonably practicable unless it would not be in the best interests of shareholders to do so.


Impact of Large Redemptions and Purchases of Fund Shares. From time to time, shareholders of the Fund (which may include affiliated and/or non-affiliated registered investment companies that invest in the Fund) may make relatively large redemptions or purchases of Fund shares. These transactions may cause the Fund to have to sell securities or invest additional cash, as the case may be. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on the Fund's performance to the extent that the Fund may be required to sell securities or invest cash at times when it would not otherwise do so. These transactions could also accelerate the realization of taxable income if sales of securities resulted in capital gains and could also increase transaction costs, which may impact the Fund's expense ratio.


Credit Enhancement. Certain of the Fund's acceptable investments may be credit-enhanced by a guaranty, letter of credit, or insurance from a third party. Any bankruptcy, receivership, default, or change in the credit quality of the third party providing the credit enhancement could adversely affect the quality and marketability of the underlying security and could cause losses to the Fund and affect the Fund's share price. Subject to the diversification limits contained in Rule 2a-7 under the Investment Company Act of 1940, as amended ("1940 Act"), the Fund may have more than 25% of its total assets invested in securities issued or credit-enhanced by banks or other financial institutions.

Funding Agreements. The Fund may invest in highly rated insurance company funding agreements. Funding agreements are contracts issued by insurance companies that provide investors the right to receive a variable rate of interest and the full return of principal at maturity. Funding agreements also include a put option that allows the Fund to terminate the agreement at a specified time to the insurance company prior to maturity. The Fund will purchase funding agreements with unconditional puts of 30 or 90 days or less. Funding agreements generally offer a higher yield than other variable securities with similar credit ratings. The primary risk of a funding agreement is the credit quality of the insurance company that issues it. The Fund will only purchase funding agreements with counterparty ratings of A1+ by S&P or P1 by Moody's. Funding agreements are considered `illiquid' securities and will count towards the 10% maximum limit that may be held by the Fund.

Additional Risk Factors

In addition to the risks discussed above, the Fund's investments may be subject to the following risk factors:


It is expected that money used to purchase Fund shares will be comprised of cash collateral which the Fund's institutional investors receive in connection with their participation in the Deutsche Bank's securities lending program. The amount of such collateral is subject to periodic fluctuation, and accordingly the Fund may experience large purchases and redemptions over a relatively short time period that may impact the Fund's ability to optimize cash management. To assist the Fund in remaining fully invested, pursuant to its request, the Fund has received an order from the SEC granting the Fund and Deutsche Bank permission to jointly enter into repurchase agreements and other investments with non-affiliated banks, broker-dealers or other issuers with respect to amounts to be received on any day. Such investments will be apportioned between the Fund and Deutsche Bank in such a manner as to maximize the investment of cash by the Fund.


Rating Services. The ratings of Nationally Registered Statistical Rating Organizations ("NRSROs") represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Advisor also makes its own evaluation of these securities, subject to review by the Board of Trustees. After purchase by the Fund, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. The Advisor will cause the Fund to dispose of any security as soon as practicable if the security is no longer of the requisite quality, unless such action would not be in the best interest of the Fund. A description of the ratings categories of NRSROs is set forth in the Appendix to this SAI.

Portfolio Holdings Information


Public disclosure of Fund portfolio holdings is made through required Securities and Exchange Commission ("SEC") quarterly filings. The Fund does not disseminate non-public information about portfolio holdings except in accordance with policies and procedures adopted by the Fund.

The Fund's procedures permit non-public portfolio holdings information to be shared with Deutsche Asset Management and its affiliates (collectively "DeAM"), subadvisors, if any, custodians, independent registered public accounting firms, attorneys, officers and trustees/directors and each of their respective affiliates and advisers who require access to this information to fulfill their duties to the Fund and are subject to the duties of confidentiality, including the duty not to trade on non-public information, imposed by law or contract, or by the Fund's procedures. This non-public information may also be disclosed, subject to the requirements described below, to securities lending agents, financial printers, proxy voting firms, mutual fund analysts and rating and tracking agencies, or to shareholders in connection with in-kind redemptions (collectively, "Authorized Third Parties").

Prior to any disclosure of the Fund's non-public portfolio holdings information to Authorized Third Parties, a person authorized by the Fund's Trustees must make a good faith determination in light of the facts then known that the Fund has a legitimate business purpose for providing the information, that the disclosure is in the best interest of the Fund, and that the recipient assents or otherwise has a duty to keep the information confidential and to not trade based on the information received while the information remains non-public. No compensation is received by the Fund or DeAM for disclosing non-public holdings information. Periodic reports regarding these procedures will be provided to the Fund's Trustees.

Portfolio holdings information distributed by the trading desks of DeAM or a subadvisor for the purpose of facilitating efficient trading of such securities and receipt of relevant research is not subject to the foregoing requirements. Non-public portfolio holding information does not include portfolio characteristics (other than holdings or subsets of holdings) about the Fund and information derived there from, including, but not limited to, how the Fund's investments are divided among various sectors, industries, countries, value and growth stocks, bonds, currencies and cash, types of bonds, bond maturities, duration, bond coupons and bond credit quality ratings so long as the Fund's holdings could not be derived from such information.


Registered investment companies that are subadvised by DeAM may be subject to different portfolio holdings disclosure policies, and neither DeAM nor the Fund's Trustees exercise control over such policies. In addition, separate account clients of DeAM have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policy. The portfolio holdings of some of the funds subadvised by DeAM and some of the separate accounts managed by DeAM may substantially overlap with the portfolio holdings of the Fund.

DeAM also manages certain unregistered commingled trusts and creates model portfolios, the portfolio holdings of which may substantially overlap with the portfolio holdings of the Fund. To the extent that investors in these commingled trusts or recipients of model portfolio holdings information may receive portfolio holdings information of their trust or of a model portfolio on a different basis from that on which Fund portfolio holdings information is made public, DeAM has implemented procedures reasonably designed to encourage such investors and recipients to keep such information confidential, and to prevent those investors from trading on the basis of non-public holdings information.

There is no assurance that the Fund's policies and procedures with respect to the disclosure of portfolio holdings information will protect the Fund from the potential misuse of portfolio holdings information by those in possession of that information.


Regulatory Matters and Legal Proceedings

On December 21, 2006, Deutsche Asset Management ("DeAM") settled proceedings with the Securities and Exchange Commission ("SEC") and the New York Attorney General on behalf of Deutsche Asset Management, Inc. ("DAMI") and DIMA, the investment advisors to many of the DWS Scudder funds, regarding allegations of improper trading of fund shares at DeAM and at the legacy Scudder and Kemper organizations prior to their acquisition by DeAM in April 2002. These regulators alleged that although the prospectuses for certain funds in the regulators' view indicated that the funds did not permit market timing, DAMI and DIMA breached their fiduciary duty to those funds in that their efforts to limit trading activity in the funds were not effective at certain times. The regulators also alleged that DAMI and DIMA breached their fiduciary duty to certain funds by entering into certain market timing arrangements with investors. These trading arrangements originated in businesses that existed prior to the currently constituted DeAM organization, which came together as a result of various mergers of the legacy Scudder, Kemper and Deutsche fund groups, and all of the arrangements were terminated prior to the start of the regulatory investigations that began in the summer of 2003. No current DeAM employee approved these trading arrangements. Under the terms of the settlements, DAMI and DIMA neither admitted nor denied any wrongdoing.

The terms of the SEC settlement, which identified improper trading in the legacy Deutsche and Kemper mutual funds only, provide for payment of disgorgement in the amount of $17.2 million. The terms of the settlement with the New York Attorney General provide for payment of disgorgement in the amount of $102.3 million, which is inclusive of the amount payable under the SEC settlement, plus a civil penalty in the amount of $20 million. The total amount payable by DeAM, approximately $122.3 million, will be distributed to funds and/or shareholders of the affected funds in accordance with a distribution plan to be developed by a distribution consultant. The funds' investment advisors do not believe these amounts will have a material adverse financial impact on them or materially affect their ability to perform under their investment management agreements with the DWS funds. The above-described amounts are not material to Deutsche Bank, and have already been reserved.

Among the terms of the settled orders, DeAM is subject to certain undertakings regarding the conduct of its business in the future, including formation of a Code of Ethics Oversight Committee to oversee all matters relating to issues arising under the advisors' Code of Ethics; establishment of an Internal Compliance Controls Committee having overall compliance oversight responsibility of the advisors; engagement of an Independent Compliance Consultant to conduct a comprehensive review of the advisors' supervisory compliance and other policies and procedures designed to prevent and detect breaches of fiduciary duty, breaches of the Code of Ethics and federal securities law violations by the advisors and their employees; and commencing in 2008, the advisors shall undergo a compliance review by an independent third party.

In addition, DeAM is subject to certain further undertakings relating to the governance of the mutual funds, including that at least 75% of the members of the Boards of Trustees/Directors overseeing the DWS Funds continue to be independent of DeAM; the Chairmen of the DWS Funds' Boards of Trustees/Directors continue to be independent of DeAM; DeAM maintain existing management fee reductions for certain funds for a period of five years and not increase management fees for these certain funds during this period; the funds retain a senior officer (or independent consultants, as applicable) responsible for assisting in the review of fee arrangements and monitoring compliance by the funds and the investment advisors with securities laws, fiduciary duties, codes of ethics and other compliance policies, the expense of which shall be borne by DeAM; and periodic account statements, fund prospectuses and the mutual funds' web site contain additional disclosure and/or tools that assist investors in understanding the fees and costs associated with an investment in the funds and the impact of fees and expenses on fund returns.

DeAM has also settled proceedings with the Illinois Secretary of State regarding market timing matters. The terms of the Illinois settlement provide for investor education contributions totaling approximately $4 million and a payment in the amount of $2 million to the Securities Audit and Enforcement Fund.

On  September  28,  2006,  the SEC and the National  Association  of  Securities
Dealers ("NASD") announced final agreements in which Deutsche Investment Management Americas Inc. ("DIMA"), Deutsche Asset Management, Inc. ("DAMI") and Scudder Distributors, Inc. ("DWS-SDI") (now known as DWS Scudder Distributors, Inc.) settled administrative proceedings regarding disclosure of brokerage allocation practices in connection with sales of the Scudder Funds' (now known as the DWS Scudder Funds) shares during 2001-2003. The agreements with the SEC and NASD are reflected in orders which state, among other things, that DIMA and DAMI failed to disclose potential conflicts of interest to the funds' Boards and to shareholders relating to DWS-SDI's use of certain funds' brokerage commissions to reduce revenue sharing costs to broker-dealer firms with whom it had arrangements to market and distribute Scudder Fund shares. These directed brokerage practices were discontinued in October 2003.

Under the terms of the settlements, in which DIMA, DAMI and DWS-SDI neither admitted nor denied any of the regulators' findings, DIMA, DAMI and DWS-SDI agreed to pay disgorgement, prejudgment interest and civil penalties in the total amount of $19.3 million. The portion of the settlements distributed to the funds was approximately $17.8 million and was paid to the funds as prescribed by the settlement orders based upon the amount of brokerage commissions from each fund used to satisfy revenue sharing agreements with broker-dealers who sold fund shares.

As part of the settlements, DIMA, DAMI and DWS-SDI also agreed to implement certain measures and undertakings relating to revenue sharing payments including making additional disclosures in the funds' Prospectuses or Statements of Additional Information, adopting or modifying relevant policies and procedures and providing regular reporting to the fund Boards.

Additional information announced by DeAM regarding the terms of the settlements is available at www.dws-scudder.com/regulatory_settlements.

The matters alleged in the regulatory settlements described above also serve as the general basis of a number of private class action lawsuits involving the DWS funds. These lawsuits name as defendants various persons, including certain DWS funds, the funds' investment advisors and their affiliates, and certain individuals, including in some cases fund Trustees/Directors, officers, and other parties. Each DWS fund's investment advisor has agreed to indemnify the applicable DWS funds in connection with these lawsuits, or other lawsuits or regulatory actions that may be filed making similar allegations.

Based on currently available information, the funds' investment advisors believe the likelihood that the pending lawsuits will have a material adverse financial impact on a DWS fund is remote and such actions are not likely to materially affect their ability to perform under their investment management agreements with the DWS funds.


Investment Restrictions

Fundamental Policies. The following investment restrictions are "fundamental policies" of the Fund and may not be changed with respect to the Fund without the approval of a "majority of the outstanding voting securities" of the Fund. Under the 1940 Act, as amended, a "fundamental" policy may not be changed without the "vote of a majority of the outstanding voting securities" of the Fund, which is defined in the 1940 Act, as amended, as the lesser of (a) 67% or more of the outstanding voting securities of the Fund present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The Fund has elected to be treated as a diversified investment company, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

Under investment policies adopted by the Fund, the Fund may not:

1. Borrow money, except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time;

2. Issue any "senior security" (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act, as amended, or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction;


3. Concentrate its investments in any particular industry (excluding US Government Obligations), as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time; except that the Fund will invest more than 25% of its total assets in the obligations of banks and other financial institutions;


4. Engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities;

5. Purchase or sell real estate, which term does not include securities of companies which hold, deal or trade in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund's ownership of securities;

6. Purchase or sell commodities, except as permitted by the 1940 Act, as amended, and as interpreted or modified by the regulatory authority having jurisdiction, from time to time; or

7. Make loans except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

Notwithstanding the foregoing policies, the Fund has no present intention of engaging in transactions involving dollar rolls, futures and options contracts or loans of portfolio securities. The Fund will only engage in such transactions upon approval of the Board of Trustees and appropriate disclosure to investors.

Master/Feeder Fund Structure. The Board of Trustees has the discretion to retain the current distribution arrangement for the Fund while investing in a master fund in a master/feeder fund structure as described below.

A master/feeder fund structure is one in which a fund (a "feeder fund"), instead of investing directly in a portfolio of securities, invests most or all of its investment assets in a separate registered investment company (the "master fund") with substantially the same investment objective and policies as the feeder fund. Such a structure permits the pooling of assets of two or more feeder funds, preserving separate identities or distribution channels at the feeder fund level. Based on the premise that certain of the expenses of operating an investment portfolio are relatively fixed, a larger investment portfolio may eventually achieve a lower ratio of operating expenses to average net assets. An existing investment company is able to convert to a feeder fund by selling all of its investments, which involves brokerage and other transaction costs and realization of a taxable gain or loss, or by contributing its assets to the master fund and avoiding transaction costs and, if proper procedures are followed and requirements are met, the realization of taxable gain or loss.

Additional Investment Limitations

The Fund may not invest more than 25% of its total assets in the securities of issuers in any single industry (excluding US Government Obligations and repurchase agreements collateralized by US Government Obligations), except that, under normal market conditions, more than 25% of the total assets of the Fund will be invested in obligations of banks and other financial institutions.

As an operating policy, the Fund may not invest more than 5% of its total assets in the obligations of any one issuer except: (1) as may be permitted by Rule 2a-7 and (2) for US Government Obligations and repurchase agreements collateralized fully thereby, which may be purchased without limitation.

The Fund is also authorized to borrow for temporary purposes to meet redemptions, including entering into reverse repurchase transactions, in an amount up to 10% of its total assets and to pledge its assets to the same extent in connection with these borrowings.

At the time of an investment, the Fund's aggregate holdings of repurchase agreements having a remaining maturity of more than seven calendar days (or which may not be terminated within seven calendar days upon notice by the Fund), time deposits having remaining maturities of more than seven calendar days and other illiquid securities will not exceed 10% of the Fund's net assets. If changes in the liquidity of certain securities cause the Fund to exceed such 10% limit, the Fund will take steps to bring the aggregate amount of its illiquid securities back below 10% of its net assets as soon as practicable, unless such action would not be in the best interest of the Fund.



Portfolio Turnover

The Fund may attempt to increase yield by trading to take advantage of short-term market variations, which results in higher portfolio turnover. However, this policy does not result in higher brokerage commissions to the Fund as the purchases and sales of portfolio securities are usually effected as principal transactions. The Fund's turnover rate is not expected to have a material effect on its income and has been and is expected to be zero for regulatory reporting purposes.


                             PORTFOLIO TRANSACTIONS


Brokerage Commissions


The Advisor is generally responsible for placing the orders for the purchase and sale of portfolio securities, including the allocation of brokerage.

The policy of the Advisor in placing orders for the purchase and sale of securities for the Fund is to seek best execution, taking into account such factors, among others, as price; commission (where applicable); the broker-dealer's ability to ensure that securities will be delivered on settlement date; the willingness of the broker-dealer to commit its capital and purchase a thinly traded security for its own inventory; whether the broker-dealer specializes in block orders or large program trades; the broker-dealer's knowledge of the market and the security; the broker-dealer's ability to maintain confidentiality; the broker-dealer's ability to provide access to new issues; the broker-dealer's ability to provide support when placing a difficult trade; the financial condition of the broker-dealer; and whether the broker-dealer has the infrastructure and operational capabilities to execute and settle the trade. The Advisor seeks to evaluate the overall reasonableness of brokerage commissions with commissions charged on comparable transactions and compares the brokerage commissions (if any) paid by the Fund to reported commissions paid by others. The Advisor routinely reviews commission rates, execution and settlement services performed and makes internal and external comparisons.

Commission rates on transactions in equity securities on US securities exchanges are subject to negotiation. Commission rates on transactions in equity securities on foreign securities exchanges are generally fixed. Purchases and sales of fixed-income securities and certain over-the-counter securities are effected on a net basis, without the payment of brokerage commissions. Transactions in fixed income and certain over-the-counter securities are generally placed by the Advisor with the principal market makers for these securities unless the Advisor reasonably believes more favorable results are available elsewhere. Transactions with dealers serving as market makers reflect the spread between the bid and asked prices. Purchases of underwritten issues will include an underwriting fee paid to the underwriter. Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker.

It is likely that the broker-dealers selected based on the considerations described in this section will include firms that also sell shares of the Fund to their customers. However, the Advisor does not consider sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund and, accordingly, has implemented policies and procedures reasonably designed to prevent its traders from considering sales of shares of the Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund.

The Advisor is permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), when placing portfolio transactions for a Fund, to cause the Fund to pay brokerage commissions in excess of that which another broker-dealer might charge for executing the same transaction in order to obtain research and brokerage services if the Advisor determines that such commissions are reasonable in relation to the overall services provided. The Advisor may from time to time, in reliance on Section 28(e) of the 1934 Act, execute portfolio transactions with broker-dealers that provide research and brokerage services to the Advisor. Consistent with the Advisor's policy regarding best execution, where more than one broker is believed to be capable of providing best execution for a particular trade, the Advisor may take into consideration the receipt of research and brokerage services in selecting the broker-dealer to execute the trade. Although certain research and brokerage services from broker-dealers may be useful to a Fund and to the Advisor, it is the opinion of the Advisor that such information only supplements its own research effort since the information must still be analyzed, weighed and reviewed by the Advisor's staff. To the extent that research and brokerage services of value are received by the Advisor, the Advisor may avoid expenses that it might otherwise incur. Research and brokerage services received from a broker-dealer may be useful to the Advisor and its affiliates in providing investment management services to all or some of its clients, which includes a Fund. Services received from broker-dealers that executed securities transactions for a Portfolio will not necessarily be used by the Advisor specifically to service such Fund.

Research and brokerage services provided by broker-dealers may include, but are not limited to, information on the economy, industries, groups of securities, individual companies, statistical information, accounting and tax law interpretations, political developments, legal developments affecting portfolio securities, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance analysis and measurement and analysis of corporate responsibility issues. Research and brokerage services are typically received in the form of written or electronic reports, access to specialized financial publications, telephone contacts and personal meetings with security analysts, but may also be provided in the form of access to various computer software and meetings arranged with corporate and industry representatives.

The Advisor may also select broker-dealers and obtain from them research and brokerage services that are used in connection with executing trades provided that such services are consistent with interpretations under Section 28(e) of the 1934 Act. Typically, these services take the form of computer software and/or electronic communication services used by the Advisor to facilitate trading activity with those broker-dealers.

Research and brokerage services may include products obtained from third parties if the Advisor determines that such product or service constitutes brokerage and research as defined in Section 28(e) and interpretations thereunder. Currently, it is the Advisor's policy that Sub-Advisors may not execute portfolio transactions on behalf of the Fund to obtain third party research and brokerage services. The Advisor may, in the future, change this policy. Regardless, certain Sub-Advisors may, as matter of internal policy, limit or preclude third party research and brokerage services.

The Advisor may use brokerage commissions to obtain certain brokerage products or services that have a mixed use (i.e., it also serves a function that does not relate to the investment decision-making process). In those circumstances, the Advisor will make a good faith judgment to evaluate the various benefits and uses to which it intends to put the mixed use product or service and will pay for that portion of the mixed use product or service that it reasonably believes does not constitute research and brokerage services with its own resources.

DIMA will monitor regulatory developments and market practice in the use of client commissions to obtain research and brokerage services and may adjust its portfolio transactions policies in response thereto.

Investment decisions for the Fund and for other investment accounts managed by the Advisor are made independently of each other in light of differing conditions. However, the same investment decision may be made for two or more of such accounts. In such cases, simultaneous transactions are inevitable. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other accounts in executing transactions. Purchases or sales are then averaged as to price and commission and allocated as to amount in a manner deemed equitable to each account. While in some cases this practice could have a detrimental effect on the price paid or received by, or on the size of the position obtained or disposed of for, the Fund, in other cases it is believed that the ability to engage in volume transactions will be beneficial to the Fund.

DIMA and its affiliates and the Fund's management team manage other mutual funds and separate accounts, some of which use short sales of securities as a part of its investment strategy. The simultaneous management of long and short portfolios creates potential conflicts of interest including the risk that short sale activity could adversely affect the market value of the long positions (and vice versa), the risk arising from sequential orders in long and short positions, and the risks associated with receiving opposing orders at the same time.

DIMA has adopted procedures that it believes are reasonably designed to mitigate these potential conflicts of interest. Incorporated in the procedures are specific guidelines developed to ensure fair and equitable treatment for all clients. DIMA and the investment team have established monitoring procedures and a protocol for supervisory reviews, as well as compliance oversight to ensure that potential conflicts of interest relating to this type of activity are properly addressed.

Deutsche Bank AG or one of its affiliates may act as a broker for the Fund and receive brokerage commissions or other transaction-related compensation from the Fund in the purchase and sale of securities, options or futures contracts when, in the judgment of the Advisor, and in accordance with procedures approved by the Fund's Boards, the affiliated broker will be able to obtain a price and execution at least as favorable as those obtained from other qualified brokers and if, in the transaction, the affiliated broker charges the Fund a rate consistent with that charged to comparable unaffiliated customers in similar transactions.

Money market instruments are normally purchased in principal transactions directly from the issuer or from an underwriter or market maker. There usually are no brokerage commissions paid by the Fund for such purchases. During the last three fiscal years the Fund paid no portfolio brokerage commissions. Purchases from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers will include the spread between the bid and asked prices.



                                 NET ASSET VALUE

The Confidential Private Offering Memorandum discusses the time at which the NAV per share of the Fund is determined for purposes of sales and redemptions.

The valuation of the Fund's securities is based on their amortized cost, which does not take into account unrealized capital gains or losses. Amortized cost valuation involves initially valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, generally without regard to the impact of fluctuating interest rates on the market value of the instrument. Although this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument.

The Fund's use of the amortized cost method of valuing its securities is permitted by a rule adopted by the SEC. Under this rule, the Fund must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less (as determined under the rule), and invest only in securities determined by or under the supervision of the Trust's Board of Trustees to present minimal credit risks.

Pursuant to the rule, the Trust's Board of Trustees also has established procedures designed to allow investors in the Fund to establish, to the extent reasonably possible, the investors' price per share as computed for the purpose of sales and redemptions at $1.00. These procedures include review of the Fund's holdings by the Trust's Board of Trustees, at such intervals as it deems appropriate, to determine whether the value of the Fund's assets calculated by using available market quotations or market equivalents deviates from such valuation based on amortized cost.

The rule also provides that the extent of any deviation between the value of the Fund's assets based on available market quotations or market equivalents and such valuation based on amortized cost must be examined by the Trust's Board of Trustees. In the event the Trust's Board of Trustees determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, pursuant to the rule, the Trust's Board of Trustees must cause the Fund to take such corrective action as the Board of Trustees regards as necessary and appropriate, including: selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends or paying distributions from capital or capital gains; redeeming shares in kind; or valuing the Fund's assets by using available market quotations.

                       PURCHASE AND REDEMPTION INFORMATION

The Trust may suspend the right of redemption or postpone the date of payment for shares of the Fund during any period when: (a) trading in the Fund's primary markets is restricted by applicable rules and regulations of the SEC; (b) the Fund's primary markets are closed for other than customary weekend and holiday closings; (c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC.

Under the terms of a Placement Agent Agreement, DWS Scudder Distributors, Inc. ("DWS-SDI") acts as Placement Agent on a `"best efforts" basis with respect to the sale of shares of the Fund. In addition to DWS-SDI's duties as Placement Agent, DWS-SDI may, in its discretion, perform additional functions in connection with transactions in the shares of the Fund.

The Fund reserves the right to redeem all of its shares, if the Board of Trustees votes to liquidate the Fund.

Use of Financial Services Firms. Investment dealers and other firms provide varying arrangements for their clients to purchase and redeem the Fund's shares, including different minimum investments, and may assess transaction or other fees. Firms may arrange with their clients for other investment or administrative services. Such firms may independently establish and charge additional amounts to their clients for such services. Firms also may hold the Fund's shares in nominee or street name as agent for and on behalf of their customers. In such instances, the Fund's transfer agent will have no information with respect to or control over the accounts of specific shareholders. Such shareholders may obtain access to their accounts and information about their accounts only from their firm. Certain of these firms may receive compensation from the Fund through the Shareholder Service Agent for record-keeping and other expenses relating to these nominee accounts. In addition, certain privileges with respect to the purchase and redemption of shares or the reinvestment of dividends may not be available through such firms. Some firms may participate in a program allowing them access to their clients' accounts for servicing, including, without limitation, transfers of registration and dividend payee changes, and may perform functions such as generation of confirmation statements and disbursement of cash dividends. Such firms, including affiliates of DWS-SDI, may receive compensation from the Fund through the Shareholder Service Agent for these services.

The Fund has authorized one or more financial service institutions, including certain members of the NASD other than the Distributor ("financial institutions"), to accept purchase and redemption orders for the Fund's shares. Such financial institutions may also designate other parties, including plan administrator intermediaries, to accept purchase and redemption orders on the Fund's behalf. Orders for purchases or redemptions will be deemed to have been received by the Fund when such financial institutions or, if applicable, their authorized designees accept the orders. Subject to the terms of the contract between the Fund and the financial institution, ordinarily orders will be priced at the Fund's net asset value next computed after acceptance by such financial institution or its authorized designees and accepted by the Fund. Further, if purchases or redemptions of the Fund's shares are arranged and settlement is made at an investor's election through any other authorized financial institution, that financial institution may, at its discretion, charge a fee for that service. The Board of Trustees and the Distributor, also the Fund's principal underwriter, each has the right to limit the amount of purchases by, and to refuse to sell to, any person. The Trustees and the Distributor may suspend or terminate the offering of shares of the Fund at any time for any reason.


DWS-SDI has adopted an Incentive Plan (the "Plan") covering wholesalers that are regional vice presidents ("DWS Scudder Wholesalers"). Generally, DWS Scudder Wholesalers market shares of the DWS funds to your financial advisor, who in turn may recommend that you purchase shares of a DWS fund. The Plan is an incentive program that combines a monthly incentive component with a quarterly strategic bonus component. Under the Plan, DWS Scudder Wholesalers will receive a monetary monthly incentive based on the amount of sales generated from their marketing of the funds, and that incentive will differ depending on the product category of the fund. Each fund is assigned to one of four product categories -- "Core," "Strategic," "Satellite" or "Non-CSS" -- taking into consideration, among other things, the following criteria, where applicable:

o        The Fund's 3-year performance;
o        The Fund's Morningstar rating;
o        Market size for the fund category;

o        The Fund's size, including sales and redemptions of the Fund's shares;
o        The length of time the Fund's Portfolio Managers have managed the Fund;
         and
o        The Fund's consistency with DWS Scudder's branding.

This information and other factors are presented to a committee comprised of representatives from various groups within DWS Scudder, who review on a quarterly basis the funds assigned to each product category described above, and make any changes to those assignments at that time. No one factor, whether positive or negative, determines a fund's placement in a given category; all these factors together are considered, and the designation of funds in the Core, Strategic and Satellite categories represents management's judgment based on the above criteria. In addition, management may consider a fund's profile over the course of several review periods before making a change to its category assignment. These category assignments will be posted quarterly to the DWS funds' Web site at www.dws-scudder.com, approximately one month after the end of each quarter. DWS Scudder Wholesalers will receive the highest compensation for Core and Strategic funds, less for Satellite funds and the lowest for Non-CSS funds. The level of compensation among these categories may differ significantly.

In the normal course of business, DWS Scudder will from time to time introduce new funds into the DWS family of funds. As a general rule, all new funds will be placed in the Strategic compensation category for a minimum period of four consecutive quarters, and DWS Scudder Wholesalers will be paid at a rate that is equivalent to that of the Core Fund category. After that four quarter period, each new fund in the Strategic category will be reviewed by the committee and either assigned to one of the four categories or continued as a Strategic fund at that time.

The prospect of receiving, or the receipt of, additional compensation by a DWS Scudder Wholesaler under the Plan may provide an incentive to favor marketing the Core, Strategic or Satellite funds over the Non-CSS funds. The Plan, however, will not change the price that you pay for shares of a fund. The DWS Scudder Compliance Department monitors DWS Scudder Wholesaler sales and other activity in an effort to detect unusual activity in the context of the compensation structure under the Plan. However, investors may wish to take the Plan and the product category of the fund into account when considering purchasing a fund or evaluating any recommendations relating to fund shares.

Revenue Sharing

In light of recent regulatory developments, the Advisor, the Distributor and their affiliates have undertaken to furnish certain additional information below regarding the level of payments made by them to selected affiliated and unaffiliated brokers, dealers, participating insurance companies or other financial intermediaries ("financial advisors") in connection with the sale and/or distribution of Fund shares or the retention and/or servicing of investors and Fund shares ("revenue sharing").

The  Advisor,  the  Distributor  and/or  their  affiliates  may  pay  additional compensation, out of their own assets and not as an additional charge to the Fund, to financial advisors in connection with the sale and/or distribution of Fund shares or the retention and/or servicing of Fund investors and Fund shares. Such revenue sharing payments are in addition to any distribution or service fees payable under any Rule 12b-1 or service plan of any fund, any record keeping/sub-transfer agency/networking fees payable by the Fund (generally through the Distributor or an affiliate) and/or the Distributor to certain financial advisors for performing such services and any sales charges, commissions, non-cash compensation arrangements expressly permitted under applicable rules of the NASD or other concessions described in the fee table or elsewhere in the Prospectuses or the SAI as payable to all financial advisors. For example, the Advisor, the Distributor and/or their affiliates may compensate financial advisors for providing the Fund with "shelf space" or access to a third party platform or fund offering list, or other marketing programs including, without limitation, inclusion of the Fund on preferred or recommended sales lists, mutual fund "supermarket" platforms and other formal sales programs; granting the Distributor access to the financial advisor's sales force; granting the Distributor access to the financial advisor's conferences and meetings; assistance in training and educating the financial advisor's personnel; and, obtaining other forms of marketing support. The level of revenue sharing payments made to financial advisors may be a fixed fee or based upon one or more of the following factors: gross sales, current assets and/or number of accounts of the Fund attributable to the financial advisor, the particular fund or fund type or other measures as agreed to by the Advisor, the Distributor and/or their affiliates and the financial advisors or any combination thereof. The amount of these payments is determined at the discretion of the Advisor, the Distributor and/or their affiliates from time to time, may be substantial, and may be different for different financial advisors based on, for example, the nature of the services provided by the financial advisor.

The Advisor, the Distributor and/or their affiliates currently make revenue sharing payments from their own assets in connection with the sale and/or distribution of DWS Fund shares, or the retention and/or servicing of investors, to financial advisors in amounts that generally range from .01% up to .50% of assets of the Fund serviced and maintained by the financial advisor, .10% to ..25% of sales of the Fund attributable to the financial advisor, a flat fee of $12,500 up to $500,000, or any combination thereof. These amounts are subject to
change  at  the  discretion  of  the  Advisor,   the  Distributor  and/or  their
affiliates.   Receipt  of,  or  the  prospect  of  receiving,   this  additional
compensation, may influence your financial advisor's recommendation of this Fund or of any particular share class of the Fund. You should review your financial advisor's compensation disclosure and/or talk to your financial advisor to obtain more information on how this compensation may have influenced your financial advisor's recommendation of this Fund.

The Advisor, the Distributor and/or their affiliates may also make such revenue sharing payments to financial advisors under the terms discussed above in connection with the distribution of both DWS funds and non-DWS funds by financial advisors to retirement plans that obtain record keeping services from ADP, Inc. on the DWS Scudder branded retirement plan platform (the "Platform") with the level of revenue sharing payments being based upon sales of both the DWS funds and the non-DWS funds by the financial advisor on the Platform or current assets of both the DWS funds and the non-DWS funds serviced and maintained by the financial advisor on the Platform.

As of the date hereof, the Fund has been advised that the Advisor, the Distributor and their affiliates expect that the following firms will receive revenue sharing payments at different points during the coming year as described above:

Channel: Broker-Dealers and Financial Advisors

A G Edwards & Sons Inc.
AIG Advisors Group
Ameriprise
Cadaret, Grant & Co. Inc.
Capital Analyst, Incorporated
Citigroup Global Markets, Inc. (dba Smith Barney)
Commonwealth Equity Services, LLP (dba Commonwealth Financial Network) First Clearing/Wachovia Securities
HD Vest Investment Securities, Inc.
ING Group
LaSalle Financial Services, Inc. (dba ABN Amro)
Linsco/Private Ledger Corp.
Marsh Insurance and Investment Company
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley
Oppenheimer & Co., Inc.
Pacific Select Distributors Group
Raymond James & Associates
Raymond James Financial Services
RBC Dain Rauscher, Inc
Securities America, Inc.
UBS Financial Services
Wells Fargo Investments, LLC

Channel: Cash Product Platform

ADP Clearing & Outsourcing
Allegheny Investments LTD
Bank of New York (Hare & Co.)

Bear, Stearns Securities Corp.
Brown Brothers Harriman
Brown Investment Advisory & Trust Company
Cadaret Grant & Co.
Chicago Mercantile Exchange
Citibank NA
D.A. Davidson & Company
Deutsche Bank Securities Inc.
Deutsche Bank Trust Company Americas
Emmett A. Larkin Company
Fiduciary Trust Co. - International
H.C. Denison Co.
Huntleigh Securities
Investors Bank & Trust
JPMorgan Chase
Lincoln Investment Planning
Linsco Private Ledger Financial Services
Mellon Financial Markets LLC
Penson Financial Services
Pershing Choice Platform
ProFunds Distributors, Inc.
Romano Brothers and Company
SAMCO Capital Markets (Fund Services, Inc.)
Smith Moore & Company
State Street Bank & Trust Co.
Sungard Institutional Brokerage Inc.
US Bancorp
UBS Financial Services Inc.
William Blair & Company

Channel: Third Party Insurance Platforms

Acacia National Life Insurance
Allmerica Financial Life Insurance Company
Allstate Life Insurance Company of New York
Ameritas Life Insurance Group
American General Life Insurance Company
Annuity Investors Life Insurance Company
Columbus Life Insurance Company
Commonwealth Annuity and Life Insurance Company
Companion Life Insurance Company
Connecticut General Life Insurance Company
Farmers New World Life Insurance Company
Fidelity Security Life Insurance Company
First Allmerica Financial Life Insurance Company
Genworth Life Insurance Company of New York
Genworth Life and Annuity Insurance Company
Great West Life and Annuity Insurance Company
Hartford Life Insurance Company
ICMG Registered Variable Life
Integrity Life Insurance Company
John Hancock Life Insurance companies
Kemper Investors Life Insurance Company
Lincoln Benefit Life Insurance Company
Lincoln Life & Annuity Company of New York
Lincoln National Life Insurance Company

Massachusetts Mutual Life Insurance Group
MetLife Group
Minnesota Life Insurance Company
Mutual of America Life Insurance Company
National Life Insurance Company
National Integrity Life Insurance Company
Nationwide Group
New York Life Insurance and Annuity Corporation
Phoenix Life Insurance Company
Protective Life Insurance
Provident Mutual Life Insurance
Prudential Insurance Company of America
Sun Life GroupSymetra Life Insurance Company
Transamerica Life Insurance Company
Union Central Life Insurance Company
United of Omaha Life Insurance Company
United Investors Life Insurance Company
Western Southern Life Assurance Company

Any additions, modifications or deletions to the financial advisors identified above that have occurred since the date hereof are not reflected.

The Advisor, the Distributor or their affiliates may enter into additional revenue sharing arrangements or change or discontinue existing arrangements with financial advisors at any time without notice.

The prospect of receiving, or the receipt of additional compensation or promotional incentives described above by financial advisors may provide such financial advisors and/or their salespersons with an incentive to favor sales of shares of the DWS Funds or a particular DWS Fund over sales of shares of mutual funds (or non-mutual fund investments) with respect to which the financial advisor does not receive additional compensation or promotional incentives, or receives lower levels of additional compensation or promotional incentives. Similarly, financial advisors may receive different compensation or incentives that may influence their recommendation of any particular share class of the Fund or of other funds. These payment arrangements, however, will not change the price that an investor pays for Fund shares or the amount that the Fund receives to invest on behalf of an investor and will not increase Fund expenses. You may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Fund shares and you should discuss this matter with your financial advisor and review your financial advisor's disclosures.


                                   DISTRIBUTOR

DWS-SDI serves as the placement agent of the Fund's shares pursuant to the Placement Agent Agreement. DWS-SDI is a wholly-owned subsidiary of Deutsche Bank AG. The address for DWS-SDI is 222 South Riverside Plaza, Chicago, IL 60606.


                              TRUSTEES AND OFFICERS

The following table presents certain information regarding the Board Members of the Trust. Each Board Member's year of birth is set forth in parentheses after his or her name. Unless otherwise noted, (i) each Board Member has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Board Member that is not an "interested person" (as defined in the 1940
Act) of the Trust or the Advisor (each, an "Independent Board Member"), is c/o Dawn-Marie Driscoll, PO Box 100176, Cape Coral, FL 33904. The term of office for each Board Member is until the election and qualification of a successor, or until such Board Member sooner dies, resigns, is removed or as otherwise provided in the governing documents of the Trust. Because the Fund does not hold an annual meeting of shareholders, each Board Member will hold office for an indeterminate period. The Board Members may also serve in similar capacities with other funds in the DWS fund complex.

Independent Board Members

--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth,
 Position with the Trust                                                                        Number of Funds
 and Length of Time        Business Experience and                                              in DWS Fund
 Served                    Directorships During the Past 5 Years                                Complex Overseen
--------------------------------------------------------------------------------------------------------------------

Dawn-Marie Driscoll (1946) President, Driscoll Associates (consulting firm); Executive Fellow,          75
Chairperson since 2006     Center for Business Ethics, Bentley College; formerly, Partner,
Board Member since         Palmer & Dodge (1988-1990); Vice President of Corporate Affairs and
2006                       General Counsel, Filene's (1978-1988). Directorships: Trustee of 8
                           open-end mutual funds managed by Sun Capital Advisers, Inc. (since
                           2007); Director of ICI Mutual Insurance Company (since 2007);
                           Advisory Board, Center for Business Ethics, Bentley College;
                           Trustee, Southwest Florida Community Foundation (charitable organization); Former Directorships: Investment Company Institute
                           (audit, executive, nominating committees) and Independent Directors
                           Council (governance, executive committees)
--------------------------------------------------------------------------------------------------------------------
 Henry P. Becton, Jr.      Vice Chair, WGBH Educational Foundation. Directorships: Association          75
 (1943)                    of Public Television Stations; Becton Dickinson and Company(1)
 Board Member since        (medical technology company); Belo Corporation(1) (media company);
 2006                      Boston Museum of Science; Public Radio International. Former
                           Directorships: American Public Television; Concord Academy; New
                           England Aquarium; Mass. Corporation for Educational
                           Telecommunications; Committee for Economic Development; Public
                           Broadcasting Service
--------------------------------------------------------------------------------------------------------------------
Keith R. Fox (1954)        Managing General Partner, Exeter Capital Partners (a series of               75
Board Member since         private equity funds). Directorships: Progressive Holding
2006                       Corporation (kitchen goods importer and distributor); Natural
                           History, Inc. (magazine publisher); Box Top Media Inc.
                           (advertising); The Kennel Shop (retailer)
--------------------------------------------------------------------------------------------------------------------
Kenneth C. Froewiss        Clinical Professor of Finance, NYU Stern School of Business                  75
(1945)                     (1997-present); Member, Finance Committee, Association for Asian
Board Member since         Studies (2002-present); Director, Mitsui Sumitomo Insurance Group
2006                       (US) (2004-present); prior thereto, Managing Director, J.P. Morgan
                           (investment banking firm) (until 1996)
--------------------------------------------------------------------------------------------------------------------



                                       18

--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth,
 Position with the Trust                                                                        Number of Funds
 and Length of Time        Business Experience and                                              in DWS Fund
 Served                    Directorships During the Past 5 Years                                Complex Overseen
--------------------------------------------------------------------------------------------------------------------
Martin J. Gruber           Nomura Professor of Finance, Leonard N. Stern School of Business,            75
(1937)                     New York University (since September 1965); Director, Japan Equity
Board Member since         Fund, Inc. (since January 1992), Thai Capital Fund, Inc. (since
1999                       January 2000), Singapore Fund, Inc. (since January 2000), National
                           Bureau of Economic Research (since January 2006). Formerly,
                           Trustee, TIAA (pension funds) (January 1996-January 2000); Trustee,
                           CREF and CREF Mutual Funds (January 2000-March 2005); Chairman,
                           CREF and CREF Mutual Funds (February 2004-March 2005); and
                           Director, S.G. Cowen Mutual Funds (January 1985-January 2001)
--------------------------------------------------------------------------------------------------------------------
Richard J. Herring         Jacob Safra Professor of International Banking and Professor,                75
(1946)                     Finance Department, The Wharton School, University of Pennsylvania
Board Member since         (since July 1972); Co-Director, Wharton Financial Institutions
1990                       Center (since July 2000). Formerly, Vice Dean and Director, Wharton
                           Undergraduate Division (July 1995-June 2000); Director, Lauder
                           Institute of International Management Studies (July 2000-June 2006)
--------------------------------------------------------------------------------------------------------------------
Graham E. Jones            Senior Vice President, BGK Realty, Inc. (commercial real estate)             75
(1933)                     (since 1995). Formerly, Trustee of various investment companies
Board Member since         managed by Sun Capital Advisors, Inc. (1998-2005), Morgan Stanley
2002                       Asset Management (1985-2001) and Weiss, Peck and Greer (1985-2005)
--------------------------------------------------------------------------------------------------------------------
Rebecca W. Rimel           President and Chief Executive Officer, The Pew Charitable Trusts             75
(1951)                     (charitable foundation) (1994 to present); Trustee, Thomas
Board Member since         Jefferson Foundation (charitable organization) (1994 to present);
2002                       Trustee, Executive Committee, Philadelphia Chamber of Commerce
                           (2001 to present). Formerly, Executive Vice President, The Glenmede
                           Trust Company (investment trust and wealth management) (1983 to
                           2004); Board Member, Investor Education (charitable organization)
                           (2004-2005); Director, Viasys Health Care(1) (January 2007-June
                           2007).
--------------------------------------------------------------------------------------------------------------------



                                       19

--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth,
 Position with the Trust                                                                        Number of Funds
 and Length of Time        Business Experience and                                              in DWS Fund
 Served                    Directorships During the Past 5 Years                                Complex Overseen
--------------------------------------------------------------------------------------------------------------------
Philip Saunders, Jr.       Principal, Philip Saunders Associates (economic and financial                75
(1935)                     consulting) (since November 1988).  Formerly, Director, Financial
Board Member since         Industry Consulting, Wolf & Company (consulting) (1987-1988);
1999                       President, John Hancock Home Mortgage Corporation (1984-1986);
                           Senior Vice President of Treasury and Financial Services, John
                           Hancock Mutual Life Insurance Company, Inc. (1982-1986)
--------------------------------------------------------------------------------------------------------------------
William N. Searcy, Jr.     Private investor since October 2003; Trustee of 8 open-end mutual            75
(1946)                     funds managed by Sun Capital Advisers, Inc. (since October 1998).
Board Member since         Formerly, Pension & Savings Trust Officer, Sprint Corporation(1)
2002                       (telecommunications) (November 1989-September 2003)
--------------------------------------------------------------------------------------------------------------------
Jean Gleason Stromberg     Retired. Formerly, Consultant (1997-2001); Director, US Government           75
(1943)                     Accountability Office (1996-1997); Partner, Fulbright & Jaworski,
Board Member since         L.L.P. (law firm) (1978-1996). Directorships: The William and Flora
2006                       Hewlett Foundation; Service Source, Inc. Former Directorships:
                           Mutual Fund Directors Forum (2002-2004), American Bar Retirement
                           Association (funding vehicle for retirement plans) (1987-1990 and
                           1994-1996)
--------------------------------------------------------------------------------------------------------------------
Carl W. Vogt               Retired Senior Partner, Fulbright & Jaworski, L.L.P. (law firm);             73
(1936)                     formerly, President (interim) of Williams College (1999-2000);
Board Member since         formerly, President of certain funds in the Deutsche Asset
2006                       Management family of funds (formerly, Flag Investors family of funds) (registered investment companies) (1999-2000).
                           Directorships: Yellow Corporation (trucking); American Science &
                           Engineering (x-ray detection equipment). Former Directorships: ISI
                           Family of Funds (registered investment companies, 4 funds
                           overseen); National Railroad Passenger Corporation (Amtrak) Waste
                           Management, Inc. (solid waste disposal); formerly, Chairman and
                           Member, National Transportation Safety Board
--------------------------------------------------------------------------------------------------------------------


                                       20

Interested Board Member


--------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth,
 Position with the Trust                                                                        Number of Funds
 and Length of Time        Business Experience and                                              in DWS Fund
 Served                    Directorships During the Past 5 Years                                Complex Overseen
--------------------------------------------------------------------------------------------------------------------
 Axel Schwarzer(2)         Managing Director(4), Deutsche Asset Management; Head of Deutsche            81
 (1958)                    Asset Management Americas; CEO of DWS Scudder; formerly board
 Board Member since        member of DWS Investments, Germany (1999-2005); formerly, Head of
 2006                      Sales and Product Management for the Retail and Private Banking
                           Division of Deutsche Bank in Germany (1997-1999); formerly, various strategic and operational positions for Deutsche Bank Germany
                           Retail and Private Banking Division in the field of investment funds, tax driven instruments and asset management for corporates
                           (1989-1996)
--------------------------------------------------------------------------------------------------------------------


Officers(3)


-------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth,
 Position with the Trust    Business Experience and
 and Length of Time Served  Directorships During the Past 5 Years
-------------------------------------------------------------------------------------------------------------------
 Michael G. Clark(5)        Managing Director(4), Deutsche Asset Management (2006-present); President of DWS
 (1965)                     family of funds; formerly, Director of Fund Board Relations (2004-2006) and Director
 President, 2006-present    of Product Development (2000-2004), Merrill Lynch Investment Managers; Senior Vice
                            President Operations, Merrill Lynch Asset Management (1999-2000)
-------------------------------------------------------------------------------------------------------------------
 John Millette(6) (1962)    Director(4), Deutsche Asset Management
 Vice President and
 Secretary, 2003-present
-------------------------------------------------------------------------------------------------------------------
 Paul H. Schubert(5)        Managing Director(4), Deutsche Asset Management (since July 2004); formerly,
 (1963)                     Executive Director, Head of Mutual Fund Services and Treasurer for UBS Family of
 Chief Financial Officer,   Funds (1998-2004); Vice President and Director of Mutual Fund Finance at UBS Global
 2004-present               Asset Management (1994-1998)
 Treasurer, 2005-present
-------------------------------------------------------------------------------------------------------------------
 Patricia DeFilippis(5)     Vice President, Deutsche Asset Management (since June 2005); Counsel, New York Life
 (1963)                     Investment Management LLC (2003-2005); legal associate, Lord, Abbett & Co. LLC
 Assistant Secretary,       (1998-2003)
 2005-present
-------------------------------------------------------------------------------------------------------------------
 Elisa D. Metzger(5)        Director(4), Deutsche Asset Management (since September 2005); Counsel, Morrison and
 (1962)                     Foerster LLP (1999-2005)
 Assistant Secretary,
 2005-present
-------------------------------------------------------------------------------------------------------------------
 Caroline Pearson(6)        Managing Director(4), Deutsche Asset Management
 (1962)
 Assistant Secretary,
 2002-present
-------------------------------------------------------------------------------------------------------------------
 Paul Antosca(6)            Director(4), Deutsche Asset Management (since 2006); Vice President, The
 (1957)                     Manufacturers Life Insurance Company (USA.) (1990-2006)
 Assistant Treasurer,
 2007-present
-------------------------------------------------------------------------------------------------------------------



                                       21

-------------------------------------------------------------------------------------------------------------------
 Name, Year of Birth,
 Position with the Trust    Business Experience and
 and Length of Time Served  Directorships During the Past 5 Years
-------------------------------------------------------------------------------------------------------------------
 Kathleen Sullivan          Director(4), Deutsche Asset Management
 D'Eramo(6) (1957)
 Assistant Treasurer,
 2003-present
-------------------------------------------------------------------------------------------------------------------
 Jason Vazquez(5) (1972)    Vice President, Deutsche Asset Management (since 2006); formerly, AML Operations
 Anti-Money Laundering      Manager for Bear Stearns (2004-2006), Supervising Compliance Principal and
 Compliance Officer,        Operations Manager for AXA Financial (1999-2004)
 2007-present
-------------------------------------------------------------------------------------------------------------------
 Robert Kloby(5) (1962)     Managing Director(4), Deutsche Asset Management (2004-present); formerly, Chief
 Chief Compliance           Compliance Officer/Chief Risk Officer, Robeco USA (2000-2004); Vice President, The
 Officer, 2006-present      Prudential Insurance Company of America (1988-2000); E.F. Hutton and Company
                            (1984-1988)
-------------------------------------------------------------------------------------------------------------------
 J. Christopher Jackson(5)  Director(4), Deutsche Asset Management (2006-present); formerly, Director, Senior
 (1951)                     Vice President, General Counsel, and Assistant Secretary, Hansberger Global
 Chief Legal Officer,       Investors, Inc. (1996-2006); Director, National Society of Compliance Professionals
 2006-present               (2002-2005)(2006-2009)
-------------------------------------------------------------------------------------------------------------------


(1) A publicly held company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.


(2) The mailing address of Axel Schwarzer is c/o Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154. Mr. Schwarzer is an interested Board Member by virtue of his positions with Deutsche Asset Management. As an interested person, Mr. Schwarzer receives no compensation from the Funds.


(3) As a result of their respective positions held with the Advisor, these individuals are considered "interested persons" of the Advisor within the meaning of the 1940 Act. Interested persons receive no compensation from the Funds.

(4)      Executive title, not a board directorship.

(5)      Address: 345 Park Avenue, New York, New York 10154.

(6)      Address: Two International Place, Boston, Massachusetts 02110.


Each Officer also holds similar positions for other investment companies for which DIMA or an affiliate serves as the advisor.


Officer's Role with Principal Underwriter: DWS Scudder Distributors, Inc.

 Paul H. Schubert:          Vice President
 Caroline Pearson:          Secretary

Information Concerning Committees and Meetings of Board Members


The Board of the Trust met ten (10) times during the calendar year ended December 31, 2006 and each Board Member attended at least 80% of the meetings of the Board and meetings of the committees of the Board on which such Board Member served.


Board Committees. Ms. Driscoll has served as Chair of the Board of the Funds since May 2006.

The Board has established the following standing committees: Audit Committee, Nominating/Corporate Governance Committee, Valuation Committee, Equity Oversight Committee, Fixed Income Oversight Committee, Marketing/Distribution/Shareholder Service Committee, Legal/Regulatory/Compliance Committee and Expense/Operations Committee.


The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Fund. It also makes recommendations regarding the selection of an independent registered public accounting firm for the Fund, reviews the independence of such firm, reviews the scope of audit and internal controls, considers and reports to the Board on matters relating to the Fund's accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate. The Audit Committee receives annual representations from the independent registered public accounting firm as to its independence. The members of the Audit Committee are Keith R. Fox (Chair and Audit Committee Financial Expert), Kenneth C. Froewiss, Richard J. Herring, Graham E. Jones, Philip Saunders, Jr., William N. Searcy, Jr. and Jean Gleason Stromberg. The Audit Committee held eight (8) meetings during the calendar year 2006.

The Nominating/Corporate Governance Committee (i) recommends to the Board candidates to serve as Board Members and (ii) oversees and, as appropriate, makes recommendations to the Board regarding other Fund governance-related matters, including but not limited to Board compensation practices, retirement policies, self-evaluations of effectiveness, review of possible conflicts of interest and independence issues involving Board Members, allocations of assignments and functions of committees of the Board, and share ownership policies. The members of the Nominating/Corporate Governance Committee are Henry
P. Becton, Jr. (Chair), Graham E. Jones, Rebecca W. Rimel and Jean Gleason Stromberg. The Nominating/Corporate Governance Committee (previously known as the Committee on Independent Directors) held three (3) meetings during the calendar year 2006.

The Valuation Committee oversees Fund valuation matters, reviews valuation procedures adopted by the Board, determines the fair value of the Fund's securities as needed in accordance with the valuation procedures and performs such other tasks as the full Board deems necessary or appropriate. The members of the Valuation Committee are Keith R. Fox, Kenneth C. Froewiss, Martin J. Gruber, Richard J. Herring and Philip Saunders, Jr. (Chair). The Valuation Committee held six (6) meetings during the calendar year 2006.

The Board has established two Investment Oversight Committees, one focusing on Funds primarily investing in equity securities (the "Equity Oversight Committee") and one focusing on Funds primarily investing in fixed income securities (the "Fixed Income Oversight Committee"). These Committees meet regularly with Fund portfolio managers and other investment personnel to review the relevant Funds' investment strategies and investment performance. The members of the Equity Oversight Committee are Henry P. Becton, Jr., Martin J. Gruber (Chair), Richard J. Herring, Rebecca W. Rimel, Philip Saunders, Jr. and Carl W. Vogt. The members of the Fixed Income Oversight Committee are Dawn-Marie Driscoll, Keith R. Fox, Kenneth C. Froewiss, Graham E. Jones, William N. Searcy, Jr. (Chair) and Jean Gleason Stromberg. Each Investment Oversight Committee held six (6) meetings during the calendar year 2006.

The Marketing/Distribution/Shareholder Service Committee oversees (i) the quality, costs and types of shareholder services provided to the Funds and their shareholders, and (ii) the distribution-related services provided to the Funds and their shareholders. The members of the Marketing/Distribution/Shareholder Service Committee are Martin J. Gruber, Richard J. Herring (Chair), Rebecca W. Rimel, Jean Gleason Stromberg and Carl W. Vogt. The Marketing/Distribution/Shareholder Service Committee held six (6) meetings during the calendar year 2006.

The Legal/Regulatory/Compliance Committee oversees (i) the significant legal affairs of the Fund, including the handling of pending or threatened litigation or regulatory action involving the Fund, (ii) general compliance matters relating to the Fund and (iii) proxy voting. The members of the Legal/Regulatory/Compliance Committee are Henry P. Becton, Jr., Dawn-Marie Driscoll, Rebecca W. Rimel, William N. Searcy, Jr., Jean Gleason Stromberg and Carl W. Vogt (Chair). The Legal/Regulatory/Compliance Committee held six (6) meetings during the calendar year 2006.

The Expense/Operations Committee (i) monitors the Fund's total operating expense levels, (ii) oversees the provision of administrative services to the Fund, including the Fund's custody, fund accounting and insurance arrangements, and
(iii) reviews the Fund's investment advisers' brokerage practices, including the implementation of related policies. The members of the Expense/Operations Committee are Henry P. Becton, Jr., Dawn-Marie Driscoll, Keith R. Fox, Kenneth
C. Froewiss, Graham E. Jones (Chair), Philip Saunders, Jr. and William N. Searcy, Jr. This committee held seven (7) meetings during the calendar year 2006.

Ad Hoc Committees. In addition to the standing committees described above, from time to time the Board also forms ad hoc committees to consider specific issues. In 2006, various ad hoc committees of the Board held an additional seven (7) meetings.

Remuneration. Each Independent Board Member receives compensation from the Fund for his or her services, which includes an annual retainer and an attendance fee for each meeting attended. No additional compensation is paid to any Independent Board Member for travel time to meetings, attendance at directors' educational seminars or conferences, service on industry or association committees, participation as speakers at directors' conferences or service on special fund industry director task forces or subcommittees. Independent Board Members do not receive any employee benefits such as pension or retirement benefits or health insurance from the Fund or any fund in the DWS fund complex.

Members of the Board who are officers, directors, employees or stockholders of Deutsche Asset Management or its affiliates receive no direct compensation from the Fund, although they are compensated as employees of Deutsche Asset Management, or its affiliates, and as a result may be deemed to participate in fees paid by the Fund. The following tables show compensation from the Fund and aggregate compensation from all of the funds in the DWS fund complex received by each Board Member during the calendar year 2006. Mr. Schwarzer became a member of the Board on May 5, 2006, is an interested person of the Fund and received no compensation from the Fund or any fund in the DWS fund complex during the relevant periods.

                                      Aggregate Compensation       Total Compensation from Fund and
Name of Board Member                        from Fund                     DWS Fund Complex(1)
--------------------                        ---------                     -------------------
Henry P. Becton, Jr.(3)                        $4,155                               $189,000
Dawn-Marie Driscoll(2)(3)(4)                   $5,246                               $251,000



                                       25

                                      Aggregate Compensation       Total Compensation from Fund and
Name of Board Member                        from Fund                     DWS Fund Complex(1)
--------------------                        ---------                     -------------------

Keith R. Fox(3)(4)                             $4,153                               $195,000
Kenneth C. Froewiss(3)(4)                      $4,408                               $234,988
Martin J. Gruber(3)                           $11,351                               $188,000
Richard J. Herring(3)(4)                      $11,186                               $184,000
Graham E. Jones(3)(4)                         $12,408                               $206,000
Rebecca W. Rimel(3)                           $11,220                               $185,000
Philip Saunders, Jr.(3)(4)                    $12,500                               $207,000
William N. Searcy, Jr.(3)(4)                  $12,408                               $206,000
Jean Gleason Stromberg(3)(4)                   $4,282                               $202,000
Carl W. Vogt(3)(                               $4,155                               $189,000

(1)      The DWS Fund Complex is composed of 155 funds as of December 31, 2006.

(2) Includes $50,000 in annual retainer fees in Ms. Driscoll's role as Chairperson of the Board.

(3) For each Board Member, except Mr. Becton, Mr. Froewiss and Mr. Vogt, total compensation for calendar year 2006 includes compensation for service on the boards of 34 trusts/corporations comprised of 87 funds/portfolios. For Messrs. Becton and Vogt total compensation for calendar year 2006 includes compensation for service on the boards of 32 trusts/corporations comprised of 85 funds/portfolios. For Mr. Froewiss total compensation for calendar year 2006 includes compensation for services on the boards of 37 trusts/corporations comprised of 90 funds/portfolios.

(4) Aggregate compensation includes amounts paid to the Board Members for special meetings of ad hoc committees of the board in connection with the possible consolidation of the various DWS Fund boards and funds, meetings for considering fund expense simplification initiatives, and consideration of issues specific to the Funds' direct shareholders (i.e., those shareholders who did not purchase shares through financial intermediaries). Such amounts totaled $16,000 for Ms. Driscoll, $1,000 for Mr. Fox, $17,000 for Mr. Froewiss, $1,000 for Dr. Herring, $16,000 for Mr. Jones, $17,000 for Dr. Saunders, $16,000 for Mr. Searcy and $16,000 for Ms. Stromberg. These meeting fees were borne by the applicable DWS Funds.

Board Member Ownership in the Fund(1)


The following table shows the dollar range of equity securities beneficially owned by each Board Member in the Fund and DWS Fund Complex as of December 31, 2006.

                                          Dollar Range of Beneficial           Aggregate Dollar Range of
                                                   Ownership              Ownership in all Funds Overseen by
                                           in DWS Daily Asset Fund                   Board Member
Board Member                                     Institutional                in the DWS Fund Complex(2)
------------                                     -------------                --------------------------

Independent Board Member:
-------------------------
Henry P. Becton, Jr.                                 None                           Over $100,000
Dawn-Marie Driscoll                                  None                           Over $100,000
Keith R. Fox                                         None                           Over $100,000
Kenneth C. Froewiss                                  None                           Over $100,000
Martin J. Gruber                                     None                           Over $100,000
Richard J. Herring                                   None                           Over $100,000
Graham E. Jones                                      None                           Over $100,000
Rebecca W. Rimel                                     None                           Over $100,000
Philip Saunders, Jr.                                 None                           Over $100,000
William N. Searcy, Jr.                               None                           Over $100,000
Jean Gleason Stromberg                               None                           Over $100,000
Carl W. Vogt                                         None                           Over $100,000

Interested Board Member:
------------------------

Axel Schwarzer                                       None                           Over $100,000


(1) The amount shown includes share equivalents of funds which the Board Member is deemed to be invested pursuant to the Fund's deferred compensation plan. The inclusion therein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of the shares.

(2) Securities beneficially owned as defined under the 1934 Act include direct and/or indirect ownership of securities where the Board Member's economic interest is tied to the securities, employment ownership and securities when the Board Member can exert voting power and when the Board Member has authority to sell the securities. The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, over
         $100,000.



Ownership in Securities of the Advisor and Related Companies


As reported to the Fund, the information in the following table reflects ownership by the Independent Board Members and their immediate family members of certain securities as of December 31, 2006. An immediate family member can be a spouse, children residing in the same household including step and adoptive children and any dependents. The securities represent ownership in the Advisor or principal underwriter of the Fund and any persons (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisor or principal underwriter of the Fund (including Deutsche Bank AG).

                                                                                   Value of        Percent of
                                   Owner and                                     Securities on     Class on an
Independent                     Relationship to                     Title of     an Aggregate       Aggregate
Board Member                      Board Member         Company        Class          Basis            Basis
------------                      ------------         -------        -----          -----            -----
Henry P. Becton, Jr.                                None
Dawn-Marie Driscoll                                 None
Keith R. Fox                                        None
Kenneth C. Froewiss                                 None
Martin J. Gruber                                    None
Richard J. Herring                                  None
Graham E. Jones                                     None
Rebecca W. Rimel                                    None
Philip Saunders, Jr.                                None
William N. Searcy, Jr.                              None
Jean Gleason Stromberg                              None
Carl W. Vogt                                        None


Securities Beneficially Owned


As of October 3, 2007, the Board Members and officers of the Trust owned, as a group, less than 1% of the outstanding shares of the Fund.

To the best of the Fund's knowledge, as of October 3, 2007, no person owned of record or beneficially 5% or more of any class of the Fund's outstanding shares, except as noted below.


Name and Address of Investor Ownership                          Shares                      % of Total Shares
--------------------------------------                          ------                      -----------------

DIMA FBO SCUDDER                                              576,706,022.120                    11.07%
FUNDS C/O STATE STREET
BOSTON MA  02111-2901

DIMA FBO UBS                                                  462,393,713.780                     8.88%
ATTN JOSHUA GRAY
BOSTON MA  02110-2602


                                       28

Name and Address of Investor Ownership                          Shares                      % of Total Shares
--------------------------------------                          ------                      -----------------

DIMA FBO SCUDDER FUNDS C/O BGA
SECURITY LENDING OPERATIONS                                   938,493,808.350                    18.02%
ATTN DENNIS RILEY BGA
BOSTON MA  02110


DIMA FBO SCUDDER FUNDS C/O BBH                                452,690,017.400                     8.69%
ATTN MGR GLOBAL SEC LENDING OPS
BOSTON MA  02109-3604


DIMA FBO SCUDDER FUNDS C/O METWEST                          1,206,585,850.150                    23.17%
ATTN ROB WOMACK/SCOTT PARKER
LOS ANGELES CA  90049-6242


DAMI FBO SCUDDER FUNDS C/O BGA                                599,666,116.940                    11.52%
SECURITIES LENDING OPS
ATTN DENNIS RILEY
BOSTON MA  02110-2736


DAMI FBO SCUDDER FUNDS C/O BBH                                409,703,324.700                     7.87%
ATTN MGR GLOBAL SEC LENDING OPS
BOSTON MA  02109-3604

Agreement to Indemnify Independent Trustees for Certain Expenses

In connection with litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the DWS funds, each DWS fund's investment advisor has agreed, subject to applicable law and regulation, to indemnify and hold harmless the applicable DWS funds against any and all loss, damage, liability and expense, arising from market timing or marketing and sales matters alleged in any enforcement actions brought by governmental authorities involving or potentially affecting the DWS funds or the investment advisor ("Enforcement Actions") or that are the basis for private actions brought by shareholders of the DWS funds against the DWS funds, their directors and officers, the DWS funds' investment advisor and/or certain other parties ("Private Litigation"), or any proceedings or actions that may be threatened or commenced in the future by any person (including governmental authorities), arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation. In recognition of its undertaking to indemnify the applicable DWS funds and in light of the rebuttable presumption generally afforded to independent directors/trustees of investment companies that they have not engaged in disabling conduct, each DWS fund's investment advisor has also agreed, subject to applicable law and regulation, to indemnify the applicable DWS funds' Independent Trustees/Directors against certain liabilities the Independent Trustees/Directors may incur from the matters alleged in any Enforcement Actions or Private Litigation or arising from or similar to the matters alleged in the Enforcement Actions or Private Litigation, and advance expenses that may be incurred by the Independent Trustees/Directors in connection with any Enforcement Actions or Private Litigation. The applicable investment advisor is not, however, required to provide indemnification and advancement of expenses:
(1) with  respect  to any  proceeding  or  action  with  respect  to  which  the applicable Fund's Board determines that the Independent Trustee/Director ultimately would not be entitled to indemnification or (2) for any liability of the Independent Trustee to the DWS funds or their shareholders to which the Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the Independent Trustee's/Director's duties as a director or trustee of the DWS funds as determined in a final adjudication in such action or proceeding. The estimated amount of any expenses that may be advanced to the Independent Trustees/Directors or indemnity that may be payable under the indemnity agreements is currently unknown. These agreements by each Fund's investment advisor will survive the termination of the investment management agreements between the applicable investment advisor and the Funds.

                             MANAGEMENT OF THE FUND


Investment Advisor


Effective January 1, 2007, the Fund has retained the services of Deutsche Investment Management Americas Inc. ("DIMA" or the "Advisor") as investment advisor.

The Advisor is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank is a banking company with limited liability organized under the laws of the Federal Republic of Germany. Deutsche Bank is the parent company of a group consisting of banks, capital markets companies, fund management companies, mortgage banks, a property finance company, installments financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies.


The Advisor or its affiliates may have deposit, loan and other commercial banking relationships with the issuers of obligations that may be purchased on behalf of the Fund, including outstanding loans to such issuers that could be repaid in whole or in part with the proceeds of securities so purchased. Such affiliates deal, trade and invest for their own accounts in such obligations and are among the leading dealers of various types of such obligations. The Advisor has informed the Fund that, in making its investment decisions, it does not obtain or use material inside information in its possession or in the possession of any of its affiliates. In making investment recommendations for the Fund, the Advisor will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Fund is a customer of the Advisor, its parent or its subsidiaries or affiliates. Also, in dealing with its customers, the Advisor, its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by any fund managed by the Advisor or any such affiliate.

The Advisor, subject to the supervision and direction of the Board of Trustees of the Trust, manages the Fund in accordance with the Fund's investment objective and stated investment policies, makes investment decisions for the Fund, places orders to purchase and sell securities and other financial instruments on behalf of the Fund and employs professional investment managers and securities analysts who provide research services to the Fund. The Advisor may utilize the expertise of any of its worldwide subsidiaries and affiliates to assist it in its role as investment advisor. All orders for investment transactions on behalf of the Fund are placed by the Advisor with brokers, dealers and other financial intermediaries that it selects, including those affiliated with the Advisor. An Advisor affiliate will be used in connection with a purchase or sale of an investment for the Fund only if the Advisor believes that the affiliate's charge for the transaction does not exceed usual and customary levels. The Fund will not invest in obligations for which the Advisor or any of its affiliates is the ultimate obligor or accepting bank. The Fund may, however, invest in the obligations of correspondents or customers of the Advisor.


The Board and the shareholders approved an amended and restated investment management agreement (the "Investment Management Agreement") for the Fund. Pursuant to the Investment Management Agreement, the Advisor provides continuing investment management of the assets of the Fund. In addition to the investment management of the assets of the Fund, the Advisor determines the investments to be made for the Fund, including what portion of its assets remain uninvested in cash or cash equivalents, and with whom the orders for investments are placed, consistent with the Fund's policies as stated in its Prospectus and this SAI, or as adopted by the Fund's Board. The Advisor will also monitor, to the extent not monitored by the Fund's administrator or other agent, the Fund's compliance with its investment and tax guidelines and other compliance policies.


The Advisor provides assistance to the Fund's Board in valuing the securities and other instruments held by the Fund, to the extent reasonably required by valuation policies and procedures that may be adopted by the Fund.

Pursuant to the Investment Management Agreement, (unless otherwise provided in the agreement or as determined by the Fund's Board and to the extent permitted by applicable law), the Advisor pays the compensation and expenses of all the Board members, officers, and executive employees of the Fund, including the Fund's share of payroll taxes, who are affiliated persons of the Advisor.

The Investment Management Agreement provides that the Fund is generally responsible for expenses that include: fees payable to the Advisor; outside legal, accounting or auditing expenses, including with respect to expenses related to negotiation, acquisition or distribution of portfolio investments; maintenance of books and records that are maintained by the Fund, the Fund's custodian, or other agents of the Fund; taxes and governmental fees; fees and expenses of the Fund's accounting agent, custodian, sub-custodians, depositories, transfer agents, dividend reimbursing agents and registrars;
payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other instruments of the Fund; and litigation expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

The Investment Management Agreement allows the Advisor to delegate any of its duties under the Agreement to a subadvisor, subject to a majority vote of the Board of the Fund, including a majority of the Board who are not interested persons of the Fund, and, if required by applicable law, subject to a majority vote of the Fund's shareholders.

The Investment Management Agreement provides that the Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which the agreement relates, except a loss resulting from willful malfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under the agreement. The Investment Management Agreement may be terminated at any time, without payment of penalty, by either party or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice.

For all services provided under the Investment Management Agreement, the Fund pays the Advisor a fee, computed daily and paid monthly, at the annual rate of 0.10% of the average daily net assets of the Fund.


In addition, the Board and shareholders approved a subadvisor approval policy for the Fund (the "Subadvisor Approval Policy"). The Subadvisor Approval Policy permits the Advisor, subject to the approval of the

Board, including a majority of its independent board members, to appoint and replace subadvisors and to amend sub-advisory contracts without obtaining shareholder approval. Under the Subadvisor Approval Policy, the Board, including its independent board members, will continue to evaluate and approve all new sub-advisory contracts between the Advisor and any subadvisor, as well as all changes to any existing sub-advisory contract. The Fund cannot implement the Subadvisor Approval Policy without the SEC either adopting revisions to current rules (as it proposed to do in October 2003) or granting the Fund exemptive relief from existing rules. The Fund and the Advisor would be subject to certain conditions imposed by the SEC (and certain conditions that may be imposed in the future within either exemptive relief or a rule) to ensure that the interests of the Fund and its shareholders are adequately protected whenever the Advisor acts under the Subadvisor Approval Policy, including any shareholder notice requirements.

Until October 31, 2008 the Advisor has contractually agreed to waive all or a portion of its management fee and reimburse or pay operating expenses of the Fund to the extent necessary to maintain the Fund's operating expenses at a ratio no higher than 0.07%, excluding certain expenses such as extraordinary expenses, taxes, brokerage, interest and organizational and offering expenses.

Through December 31, 2006 Deutsche Asset Management, Inc. ("DAMI") was the Fund's Advisor. All advisory services paid by the Fund through December 31, 2006 were paid to DAMI. For the fiscal years ended June 30, 2007, 2006 and 2005 the applicable advisor earned $3,676,075, $3,348,699 and $2,999,101 respectively, as compensation for investment advisory services provided to the Fund. During the same periods, the applicable advisor waived and reimbursed $3,676,075, $2,979,709 and $2,964,916, respectively, to the Fund to cover expenses.


The Advisor may not recoup any of its waived investment management fee.

The Advisor may enter into arrangements with affiliates and third-party service providers to perform various administrative, back-office and other services relating to client accounts. Such service providers may be located in the US or in non-US jurisdictions.

Administrator


The Fund has an administrative services agreement with Deutsche Investment Management Americas Inc. ("DIMA") (the "Administrative Services Agreement"), pursuant to which DIMA provides administrative services to the Fund including, among others, providing the Fund with personnel, preparing and making required filings on behalf of the Fund, maintaining books and records for the Fund, and monitoring the valuation of Fund securities. For all services provided under the Administrative Services Agreement, the Fund pays DIMA a fee, computed daily and paid monthly, of 0.10% of the Fund's average daily net assets.


Under the Administrative Services Agreement, DIMA is obligated on a continuous basis to provide such administrative services as the Board of the Fund reasonably deems necessary for the proper administration of the Fund. DIMA provides the Fund with personnel; arranges for the preparation and filing of the Fund's tax returns; prepares and submits reports and meeting materials to the Board and the shareholders; prepares and files updates to the Fund's prospectus and statement of additional information as well as other reports required to be filed by the SEC; maintains the Fund's records; provides the Fund with office space, equipment and services; supervises, negotiates the contracts of and monitors the performance of third parties contractors; oversees the tabulation of proxies; monitors the valuation of portfolio securities and monitors compliance with Board-approved valuation procedures; assists in establishing the accounting and tax policies of the Fund; assists in the resolution of accounting issues that may arise with respect to the Fund; establishes and monitors the Fund's operating expense budgets; reviews and processes the Fund's bills; assists in determining the amount of dividends and distributions available to be paid by the Fund, prepares and arranges dividend notifications and provides information to agents to effect payments thereof; provides to the Board periodic and special reports; provides assistance with investor and public relations matters; and monitors the registration of shares under applicable federal and state law. DIMA also performs certain fund accounting services under the
Administrative Services Agreement. The Administrative Services Agreement provides that DIMA will not be liable under the Administrative Services Agreement except for willful misfeasance, bad faith or negligence in the performance of its duties or from the reckless disregard by it of its duties and obligations thereunder.

Prior to July 1, 2006, Investment Company Capital Corporation ( "ICCC"), One South Street, Baltimore, Maryland, served as the Fund's administrator. The Administration and Services Agreement provided for the Trust to pay ICCC a fee computed daily and paid monthly at the annual rate of 0.02% of the average daily net assets of the Fund.


For the fiscal year ended June 30, 2007 DIMA earned $3,676,075 in administrative fees. For the fiscal years ended June 30, 2006 and 2005, ICCC earned $669,740 and $599,820, respectively, as compensation for administration and other services provided to the Fund.

For the fiscal years ended June 30, 2007 and 2005, $2,713,468 and $278,133 of administration fees were waived. None of administration fees were waived in 2006.


Pursuant to an agreement between DIMA and State Street Bank and Trust Company ("SSB"), DIMA has delegated certain administrative functions to SSB. The costs and expenses of such delegation are borne by DIMA, not by the Fund.


Pursuant to DeAM procedures approved by the Boards on behalf of the DWS funds, proof of claim forms are routinely filed on behalf of the DWS funds by a third party service provider, with certain limited exceptions. The Boards of the DWS funds receive periodic reports regarding the implementation of these procedures.


Code of Ethics

The Board of Trustees of the Fund has adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act, as amended. The Fund's Code of Ethics permits Fund personnel to invest in securities for their own accounts, but requires compliance with the Code's pre-clearance requirements (with certain exceptions). In addition, the Fund's Code of Ethics provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Fund's Code of Ethics also prohibits short-term trading profits and personal investment in initial public offerings. The Code requires prior approval with respect to purchases of securities in private placements.

The Fund's advisor and its affiliates (including the Fund's Placement Agent, DWS-SDI) have each adopted a Code of Ethics pursuant to Rule 17j-1 under the 1940 Act (`Consolidated Code'). The Consolidated Code permits access persons to trade in securities that may be purchased or held by the Fund for their own accounts, subject to compliance with the Consolidated Code's preclearance requirements. In addition, the Consolidated Code also provides for trading `blackout periods' that prohibit trading by personnel within periods of trading by the Fund in the same security. The Consolidated Code also prohibits short-term trading profits and personal investment in initial public offerings and requires prior approval with respect to purchases of securities in private placements.


                                SERVICE PROVIDERS


Custodian


State Street Bank and Trust Company ("SSB"), 225 Franklin Street, Boston, MA 02110, serves as custodian for the Trust. As custodian, SSB holds the Fund's assets.


Transfer Agent


DWS Scudder Investments Service Company ("DWS-SDI"), 222 South Riverside Plaza, Chicago, IL 60606-5808, serves as transfer agent of the Trust pursuant to a transfer agency agreement. Under its transfer agency agreement with the Trust, DWS-SDI maintains the shareholder account records for the Fund, handles certain communications between shareholders and the Trust and causes to be distributed any dividends and distributions payable by the Trust. DWS-SDI may be reimbursed by the Fund for its out-of-pocket expenses.

The Transfer Agent receives an annual service fee for each account of the Fund, based on the type of account. For open retail accounts, the fee is a flat fee ranging from $20.00 to $27.50 per account, for open wholesale money funds the fee is $32.50 per account, while for certain retirement accounts serviced on the recordkeeping system of ADP, Inc., the fee is a flat fee up to $3.46 per account (as of October 2006, indexed to inflation) plus an asset based fee of up to 0.25% of average net assets. 1/12th of the annual service charge for each account is charged and payable to the Transfer Agent each month. A fee is charged for any account which at any time during the month had a share balance in the Fund. Smaller fees are also charged for closed accounts for which information must be retained on the Transfer Agent's system for up to 18 months after closing for tax reporting purposes.

Certain out-of-pocket expenses incurred by the Transfer Agent, including expenses of printing and mailing routine fund disclosure documents, costs of record retention and transaction processing costs are reimbursed by the Fund or are paid directly by the Fund. Certain additional out-of-pocket expenses, including costs of computer hardware and software, third party record-keeping and processing of proxy statements, may only be reimbursed by the Fund with the prior approval of the Fund's Board.

Effective April 1, 2007, DWS-SDI is the Transfer Agent for all classes of all DWS funds.


Pursuant to a sub-transfer agency agreement between DWS-SDI and DST Systems, Inc. ("DST"), DWS-SDI has delegated certain transfer agent and dividend paying agent functions to DST. The costs and expenses of such delegation are borne by DWS-SDI, not by the Fund.




Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110, has been selected as Independent Registered Public Accounting Firm for the Trust.

Counsel

Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019-6099, serves as Counsel to the Trust and from time to time provides certain legal services to the Advisor.

Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, serves as counsel to the Independent Trustees to the Trust.


                            ORGANIZATION OF THE TRUST


The Trust is a Massachusetts business trust organized on March 26, 1990, under the laws of Massachusetts and is governed by an Amended and Restated Declaration of Trust that was approved by shareholders in the second quarter of 2006, as may be further amended from time to time (the "Declaration of Trust"). All shares issued and outstanding are fully paid and non-assessable (except as set forth below), transferable, have no pre-emptive or conversion rights (except as may be determined by the Board of Trustees) and are redeemable as described in this SAI and the Fund's prospectus. Each share has equal rights with each other share of the same class of the Fund as to voting, dividends, exchanges, conversion features and liquidation. Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held.

The Trust offers shares of beneficial interest of separate series, par value $0.001 per share.

The Fund generally is not required to hold meetings of its shareholders. Under the Declaration of Trust, however, shareholder meetings will be held in connection with the following matters to the extent and as provided in the Declaration of Trust and as required by applicable law: (a) the election or removal of trustees if a meeting is called for such purpose; (b) the termination of the Trust or the Fund; (c) an amendment of the Declaration of Trust; and (d) such additional matters as may be required by law or as the Trustees may determine to be necessary or desirable.
 Shareholders also vote upon changes in fundamental policies or restrictions.

The Declaration of Trust provides that shareholder meeting quorum requirements shall be established in the Trust's By-laws. The By-laws currently in effect provide that the presence in person or by proxy of the holders of thirty percent of the shares entitled to vote at a meeting (or of an individual series or class if required to vote separately) shall constitute a quorum for the transaction of business at meetings of shareholders of the Trust.

On any matter submitted to a vote of shareholders, all shares of the Trust entitled to vote shall, except as otherwise provided in the Trust's By-Laws, be voted in the aggregate as a single class without regard to series or classes of shares, except (a) when required by applicable law or when the Trustees shall have determined that the matter affects one or more series or classes of shares materially differently, shares shall be voted by individual series or class; and
(b) when the Trustees have determined that the matter affects only the interests of one or more series or classes, only shareholders of such series or classes shall be entitled to vote thereon.

The Declaration of Trust provides that the Board of Trustees may, in its discretion, establish minimum investment amounts for shareholder accounts, impose fees on accounts that do not exceed a minimum investment amount and involuntarily redeem shares in any such account in payment of such fees. The Board of Trustees, in its sole discretion, also may cause the Trust to redeem all of the shares of the Trust or one or more series or classes held by any shareholder for any reason, to the extent permissible by the 1940 Act, including
(a) if the shareholder owns shares having an aggregate net asset value of less than a specified minimum amount, (b) if a particular shareholder's ownership of shares would disqualify a series from being a regulated investment company, (c) upon a shareholder's failure to provide sufficient identification to permit the Trust to verify the shareholder's identity, (d) upon a shareholder's failure to pay for shares or meet or maintain the qualifications for ownership of a particular class or series of shares, (e) if the Board of Trustees determines (or pursuant to policies established by the Board it is determined) that share ownership by a particular shareholder is not in the best interests of remaining shareholders, (f) when the Fund is requested or compelled to do so by governmental authority or applicable law and (g) upon a shareholder's failure to comply with a request for information with respect to the direct or indirect ownership of shares of the Trust. The Declaration of Trust also authorizes the Board of Trustees to terminate the Fund or any class without shareholder approval, and the Trust may suspend the right of shareholders to require the Trust to redeem shares to the extent permissible under the 1940 Act.

Upon the termination of the Trust or any series, after paying or adequately providing for the payment of all liabilities which may include the establishment of a liquidating trust or similar vehicle, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust property or property of the series, in cash or in kind or partly each, to the shareholders of the Trust or the series involved, ratably according to the number of shares of the Trust or such series held by the several shareholders of the Trust or such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of a series involved, provided that any distribution to the shareholders of a particular class of shares shall be made to such shareholders pro rata in proportion to the number of shares of such class held by each of them. The composition of any such distribution (e.g., cash, securities or other assets) shall be determined by the Trust in its sole discretion, and may be different among shareholders (including differences among shareholders in the same series or class).

Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for obligations of the Fund. The Declaration of Trust, however, disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Fund or the Fund's trustees. Moreover, the Declaration of Trust provides for indemnification out of Fund property for all losses and expenses of any shareholder held personally liable for the obligations of the Fund and the Fund may be covered by insurance which the Trustees consider adequate to cover foreseeable tort claims. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered by the Advisor remote and not material, since it is limited to circumstances in which a disclaimer is inoperative and the Fund itself is unable to meet its obligations.

                                      TAXES

The  following  is  a  summary  of  certain   material  US  federal  income  tax
considerations regarding the purchase, ownership and disposition of shares in the Fund. This summary does not address special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Each prospective shareholder is urged to consult his own tax advisor with respect to the specific federal, state, local and foreign tax consequences of investing in the Fund. The summary is based on the laws in effect on the date of this SAI, which are subject to change, possibly with retroactive effect.

Taxation of the Fund and Its Investments




The Trust intends that the Fund qualify as a separate regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), each taxable year. To so qualify, the Fund must meet certain income, asset diversification and minimum distribution requirements. For example, the Fund must derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities, foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in "qualified publicly traded partnerships" (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends, capital gains, and other traditional permitted mutual fund income). The Fund must also diversify its holdings so that, at the end of each quarter of the Fund's taxable year, (i) at least 50% of the market value of the Fund's assets is represented by cash, securities of other regulated investment companies, United States government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its assets is invested in the securities (other than United States government securities or securities of other regulated investment companies) of any one issuer or any two or more issuers each of which the Fund holds 20% or more of the outstanding voting securities and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships. Under the minimum distribution requirement, the Fund must distribute to its shareholders at least the sum of
(i) 90% of its "investment company taxable income" (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% of its net tax-exempt income for the taxable year.

As a regulated investment company, the Fund will not be subject to US federal income tax on its investment company taxable income and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to shareholders. The Fund will be subject to income tax at regular corporate rates on any taxable income or gain that it does not distribute. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, and therefore does not anticipate incurring federal income tax liability.


The Code imposes a 4% nondeductible excise tax on the Fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income for that year and (ii) 98% of its capital gains (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or net capital gain retained by the Fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. The Trust anticipates that the Fund will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.


If for any taxable year the Fund does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, the Fund's distributions, to the extent derived from the Fund's current or accumulated earnings and profits, would constitute dividends that are taxable to shareholders as dividend income, even though those distributions might otherwise (at least in part) have been treated in the shareholders' hands as long-term capital gains. However, such dividends would be eligible (i) to be treated as "qualified dividend income," in the case of individual and other noncorporate shareholders, potentially subject to reduced rates of federal income taxation for taxable years beginning before January 1, 2011 and (ii) for the 70% dividends received deduction for corporations in the case of corporate shareholders. Moreover, if the Fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If the Fund failed to qualify as a regulated investment company for a period greater than two taxable years, the Fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.


Foreign Investments. Income from investments in foreign stocks or securities may be subject to foreign taxes, including withholding and other taxes imposed by foreign jurisdictions. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Fund's assets to be invested in various countries will vary. The Fund will not be eligible to elect to treat any foreign taxes it pays as paid by its shareholders, who therefore will not be entitled to credits for such taxes on their own tax returns. Foreign taxes paid by the Fund will reduce the return from the Fund's investments.

The Fund may be required to treat amounts as taxable income or gain, subject to the distribution requirements referred to above, even though no corresponding amounts of cash are received concurrently, as a result of tax rules applicable to debt obligations acquired with "original issue discount," including zero-coupon or deferred payment bonds and pay-in-kind debt obligations, or to market discount if an election is made with respect to such market discount. The Fund may therefore be required to obtain cash to be used to satisfy these distribution requirements by selling securities at times that it might not otherwise be desirable to do so or borrowing the necessary cash, thereby incurring interest expenses.

US Shareholders

Dividends and Distributions. While the Fund does not expect to realize net long-term capital gains, any such gains realized will be distributed annually. Such distributions ("long-term capital gain dividends"), if any, will be taxable to US shareholders as long-term capital gains, regardless of how long such shareholder has held Fund shares.

All other dividends of the Fund (including dividends from short-term capital gains) from its current and accumulated earnings and profits ("regular dividends") are generally subject to tax as ordinary income. Distributions in excess of the Fund's current and accumulated earnings and profits will, as to each US shareholder, be treated as a tax-free return of capital to the extent of a shareholder's basis in his shares of the Fund, and as a capital gain thereafter (if the shareholder holds his shares of the Fund as capital assets). US shareholders receiving distributions in the form of additional shares should be treated for US federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving distributions will receive, and should have a cost basis in the shares received equal to such amount.


Special tax rules apply to Fund shareholders who are US individuals or pass-through entities (including trusts, partnerships, S corporations, common trust funds, nonpublicly offered regulated investment companies and real estate mortgage investment conduits) with at least one US individual holding an interest in the pass-through entity. In order to determine the shareholder's taxable income, the Fund will determine its current earnings and profits without taking into account any expenses that, if incurred by an individual, would be deductible, if at all, as miscellaneous itemized deductions. The US shareholders will be treated as having received or accrued a dividend in the amount of their allocable share of such expenses and will be treated as having paid or incurred an expense for production of income. The Fund may, however, make an election under which it will allocate 40% of its aggregate expenses to such shareholders. A shareholder may only deduct this amount to the degree that it, together with the shareholder's other itemized deductions, exceeds 2% of the shareholder's adjusted gross income. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2007, the specified amount varies between a high of $156,400 for married individuals filing a joint return and a low of $78,200 for a married person filing a separate return) to deduct miscellaneous itemized deductions. Under such provision, such permitted deductions in excess of 2% of adjusted gross income will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. For taxable years beginning in 2006 and 2007, this limitation on deductions which exceed the 2% adjusted gross income floor will be reduced by 1/3; for taxable years beginning in 2008 and 2009, the limitation will be reduced by 2/3; and solely for taxable years beginning during the year 2010, this limitation on deductions will not apply. Moreover, miscellaneous itemized deductions are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.


Sale of Shares. Any gain or loss realized by a US shareholder upon the sale or other disposition of shares of the Fund, if any, generally will be a capital gain or loss which will be long-term or short-term, depending upon the shareholder's holding period for the shares.

Non-US Shareholders

Dividends, Distributions and Sale of Shares. Regular dividends of the Fund paid to non-US shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-US shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-US shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-US shareholder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular US income tax as if the non-US shareholder were a US shareholder. A non-US corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or a lower treaty rate).

In general, United States federal withholding tax will not apply to any gain or income realized by a non-US shareholder in respect of any long-term capital gain dividends or upon the sale or other disposition of shares of the Fund.


For taxable years beginning before January 1, 2008, properly designated dividends are generally exempt from United States federal withholding tax where they (i) are paid in respect of the Fund's "qualified net interest income" (generally, the Fund's interest income from US sources, other than certain contingent interest, interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder and bank deposits, reduced by expenses that allocable to such income) and (ii) are paid in respect of the Fund's "qualified short-term capital gains" (generally, the excess of the Fund's net short term capital gain over the Fund's net long-term capital loss (if any) for such taxable year). However, depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. The Fund does not currently anticipate making such designation. In the case of shares held through an intermediary, the intermediary may withhold even if the fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-US shareholders should contact their intermediaries with respect to the application of these rules to their accounts. In order to qualify for this exemption from withholding, a non-US shareholder will need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN or a substitute Form).


Every non-US shareholder is urged to consult his own tax advisor with respect to the application of this pending legislation to his own circumstances.

Notices


Every shareholder of the Fund will receive, if appropriate, various written notices after the close of the Fund's prior taxable year as to the federal income status of his or her dividends and distributions that were received from the Fund during the Fund's prior taxable year and, where applicable, his or her allocable share of Fund expenses.

If a shareholder recognizes a loss with respect to the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not exempted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.


Backup Withholding


The Fund may be required to withhold US federal income tax on taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's US federal income tax liability.


Other Taxation


The Fund's shareholders may be subject to state and local taxes on their Fund distributions. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

The Fund is designed to provide investors with liquidity and current income. The Fund is not intended to constitute a balanced investment program and is not designed for investors seeking capital gains, maximum income or maximum tax-exempt income irrespective of fluctuations in principal.

The foregoing is only a summary of certain material US federal income tax consequences affecting the Fund and its shareholders. Current and prospective shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

                            PROXY VOTING GUIDELINES

The Fund has delegated proxy voting responsibilities to the Advisor, subject to the Board's general oversight. The Fund has delegated proxy voting to the Advisor with the direction that proxies should be voted consistent with the Fund's best economic interests. The Advisor has adopted its own Proxy Voting Policies and Procedures ("Policies"), and Proxy Voting Guidelines ("Guidelines") for this purpose. The Policies address, among other things, conflicts of interest that may arise between the interests of the Fund, and the interests of the Advisor and its affiliates, including the Fund's principal underwriter. The Guidelines set forth the Advisor's general position on various proposals, such as:

o Shareholder Rights -- The Advisor generally votes against proposals that restrict shareholder rights.

o Corporate Governance -- The Advisor generally votes for proposals to restrict a chief executive officer from serving on more than three outside boards of directors. The Advisor generally votes against proposals that require a company to appoint a Chairman who is an independent director.

o Anti-Takeover Matters -- The Advisor generally votes for proposals that require shareholder ratification of poison pills or that request boards to redeem poison pills, and votes against the adoption of poison pills if they are submitted for shareholder ratification. The Advisor generally votes for fair price proposals.

o Compensation Matters -- The Advisor generally votes for executive cash compensation proposals, unless they are unreasonably excessive. The Advisor generally votes against stock option plans that do not meet the Advisor's criteria.

o Routine Matters -- The Advisor generally votes for the ratification of auditors, procedural matters related to the annual meeting and changes in company name, and against bundled proposals and adjournment.

The general provisions described above do not apply to investment companies. The Advisor generally votes proxies solicited by investment companies in accordance with the recommendations of an independent third party, except for proxies solicited by or with respect to investment companies for which the Advisor or an affiliate serves as investment advisor or principal underwriter ("affiliated investment companies"). The Advisor votes affiliated investment company proxies in the same proportion as the vote of the investment company's other shareholders (sometimes called "mirror" or "echo" voting). Master fund proxies solicited from feeder funds are voted in accordance with applicable requirements of the Investment Company Act of 1940.

Although the Guidelines set forth the Advisor's general voting positions on various proposals, the Advisor may, consistent with the Fund's best interests, determine under some circumstances to vote contrary to those positions.

The Guidelines on a particular issue may or may not reflect the view of individual members of the Board or of a majority of the Board. In addition, the Guidelines may reflect a voting position that differs from the actual practices of the public companies within the Deutsche Bank organization or of the investment companies for which the Advisor or an affiliate serves as investment advisor or sponsor.

The Advisor may consider the views of a portfolio company's management in deciding how to vote a proxy or in establishing general voting positions for the Guidelines, but management's views are not determinative.

As mentioned above, the Policies describe the way in which the Advisor resolves conflicts of interest. To resolve conflicts, the advisor, under normal circumstances, votes proxies in accordance with its Guidelines. If the Advisor departs from the Guidelines with respect to a particular proxy or if the Guidelines do not specifically address a certain proxy proposal, a proxy voting committee established by the advisor will vote the proxy. Before voting any such proxy, however, the Advisor's conflicts review committee will conduct an investigation to determine whether any potential conflicts of interest exist in connection with the particular proxy proposal. If the conflicts review committee determines that the Advisor has a material conflict of interest, or certain individuals on the proxy voting committee should be recused from participating in a particular proxy vote, it will inform the proxy voting committee. If notified that the Advisor has a material conflict, or fewer than three voting members are eligible to participate in the proxy vote, typically the Advisor will engage an independent third party to vote the proxy or follow the proxy voting recommendations of an independent third party.

Under certain circumstances, the Advisor may not be able to vote proxies or the Advisor may find that the expected economic costs from voting outweigh the benefits associated with voting. For example, the Advisor may not vote proxies on certain foreign securities due to local restrictions or customs. The Advisor generally does not vote proxies on securities subject to share blocking restrictions.

A description of the Fund's policies and procedures for voting proxies for portfolio securities and information about how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 is available on our Web site -- www.dws-scudder.com (click on "proxy voting" at the bottom of the page) -- or on the SEC's Web site -- www.sec.gov. To obtain a written copy of the Fund's policies and procedures without charge, upon request, call us toll free at (800) 621-1048.

                              FINANCIAL STATEMENTS


The financial statements for the Fund for the year ended June 30, 2007 are incorporated herein by reference to the Annual Report dated June 30, 2007. A copy of the Fund's Annual Report may be obtained without charge by contacting the Fund.

APPENDIX


Bond and Commercial Paper Ratings

Set forth below are descriptions of ratings which represent opinions as to the quality of the securities. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality.

Moody's Investors Service, Inc.'s Corporate Bond Ratings

Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuations of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa: Bonds which are rated Baa are considered as medium grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Moody's Investors Service, Inc.'s Short-Term Debt Ratings

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of one year.

Issuers rated Prime-1 or P-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 or P-1 repayment ability will often be evidenced by many of the following characteristics:

Leading market positions in well-established industries.

High rates of return on funds employed.

Conservative capitalization structure with moderate reliance on debt and ample asset protection.

Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

Well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 or P-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Standard & Poor's Ratings Group's Corporate Bond Ratings

Investment Grade

AAA: Debt rated AAA has the highest rating assigned by S&P's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Speculative Grade

Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

CCC: Debt rated CCC has a currently identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal.

The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

CC: The rating CC is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating.

C: The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC- debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

C1: The Rating C1 is reserved for income bonds on which no interest is being paid.

D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

NY: Bonds may lack a S&P's rating because no public rating has been requested, because there is insufficient information on which to base a rating, or because S&P's does not rate a particular type of obligation as a matter of policy.

Standard & Poor's Ratings Group's Commercial Paper Ratings

A: S&P's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation.

A-2:   Capacity  for  timely   payment  on  issues  with  this   designation  is
satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Fitch Investors Service, Inc. Bond Ratings

Investment Grade

AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F-1+."

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

High Yield Grade

BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default of interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

Plus (+) or Minus (-): The ratings from AA to C may be modified by the addition of a plus or minus sign to indicate the relative position of a credit within the rating category.

NR: Indicates that Fitch does not rate the specific issue.

Conditional: A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Fitch Investors Service, Inc.

Short-Term Ratings

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

Duff & Phelps Bond Ratings

Investment Grade

AAA: Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free US Treasury debt.

AA+, AA, and AA-: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A+, A, and A-: Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB+, BBB, and BBB-: Below average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

High Yield Grade

BB+, BB, and BB-: Below investment grade but deemed likely to meet obligations when due. Present or prospective financial protection factors fluctuate according to industry conditions or company fortunes. Overall quality may move up or down frequently within this category.

B+, B, and B-: Below investment grade and possessing risk that obligations will not be met when due. Financial protection factors will fluctuate widely according to economic cycles, industry conditions and/or company fortunes. Potential exists for frequent changes in the rating within this category or into a higher or lower rating grade.

CCC: Well below investment grade securities. Considerable uncertainty exists as to timely payment of principal interest or preferred dividends. Protection factors are narrow and risk can be substantial with unfavorable economic/industry conditions, and/or with unfavorable company developments.

Preferred stocks are rated on the same scale as bonds but the preferred rating gives weight to its more junior position in the capital structure. Structured financings are also rated on this scale.

Duff & Phelps Paper/Certificates of Deposit Ratings

Category 1: Top Grade

Duff 1 plus: Highest certainty of timely payment. Short-term liquidity including internal operating factors and/or ready access to alternative sources of funds, is outstanding, and safety is just below risk-free US Treasury short-term obligations.

Duff 1: Very high certainty of timely payment. Liquidity factors are excellent and supported by good Fundamental protection factors. Risk factors are minor.

Duff 1 minus: High certainty of timely payment. Liquidity factors are strong and supported by good Fundamental protection factors. Risk factors are very small.

Category 2: Good Grade

Duff 2: Good certainty of timely payment. Liquidity factors and company Fundamentals are sound. Although ongoing Funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

Category 3: Satisfactory Grade

Duff 3: Satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless timely payment is expected.

No ratings are issued for companies whose paper is not deemed to be of investment grade.

---------------------------------

Bonds which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated bonds. A Fund is dependent on the investment advisor's or investment sub-advisor's judgment, analysis and experience in the evaluation of such bonds.

Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.

Note:

1          The  ratings  indicated  herein are  believed  to be the most  recent ratings available at the date of this SAI for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on the date of a Fund's fiscal year end.

Investment Advisor
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
345 Park Avenue
New York, NY 10154


Administrator
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
345 Park Avenue
New York, NY 10154

Transfer Agent
DWS SCUDDER INVESTMENTS SERVICE COMPANY
222 South Riverside Plaza
Chicago, IL 60606

Distributor and Placement Agent
DWS SCUDDER DISTRIBUTORS, INC.
222 South Riverside Plaza
Chicago, IL 60606

Custodian
STATE  STREET  BANK  AND TRUST COMPANY
225 Franklin Street
Boston, MA 02110

Independent Registered Public Accounting Firm
PRICEWATERHOUSECOOPERS LLP
125 High Street
Boston, MA 02110

Counsel
WILLKIE FARR & GALLAGHER LLP
787 Seventh Avenue
New York, NY  10019

--------------------

No person has been authorized to give any information or to make any representations other than those contained in the Fund's Confidential Private Offering Memorandum or its Confidential Statement of Additional Information in connection with the offering of the Fund's shares and, if given or made, such other information or representations must not be relied on as having been authorized by the Trust. Neither the Fund's Confidential Private Offering Memorandum nor its Confidential Statement of Additional Information constitutes an offer in any state in which, or to any person to whom, such offer may not lawfully be made.
--------------------

                            PART C. OTHER INFORMATION


Item 23           Exhibits:
-------           ---------

(a)      Amended and Restated Declaration of Trust dated June 27, 2006; (14)
         (i)      Amended and Restated Designation of Series and Classes dated June 27, 2006; (14)
         (ii)     Redesignation of Class of Shares of Beneficial Interest dated October 20, 2006; (16)
         (iii)    Restated Designation of Series and Classes of Shares of Beneficial Interest dated
                  December 20, 2006; (16)

(b)      By-Laws, dated June 27, 2006; (14)

(c)      Incorporated by reference to (a) above;

(d)      Amended and Restated Investment Management Agreement dated July 1, 2006, on behalf of DWS
         Commodity Securities Fund, DWS EAFE Equity Index Fund, DWS U.S. Bond Index Fund; Cash
         Management Fund Institutional, Cash Reserves Fund Institutional, Treasury Money Fund
         Investment, DWS Equity 500 Index Fund, Daily Assets Fund Institutional, DWS Inflation Protected
         Plus Fund; (15)
         (i)      Sub-Advisory Agreement between Deutsche Investment Management Americas Inc. and
                  Northern Trust Investments, N.A., dated April 25, 2003, as revised January 1, 2007; (17)

(e)      Distribution Agreement dated August 19, 2002; (3)
         (i)      Exclusive Placement Agent Agreement dated August 19, 2002; (3)
         (ii)     Amendment to Distribution Agreement dated August 19, 2002; (3)

(f)      Bonus or Profit Sharing Contracts -- Not applicable;

(g)      Amended and Restated Master Custody Contract between Registrant and State Street Bank and Trust
         Company, dated April 1, 2003; (4)
         (i)      Master Custodian Agreement between Registrant, on behalf of DWS Commodity Securities
                  Fund, and Brown Brothers Harriman & Co., dated February 1, 2007; (17)

(h)      Administrative Services Agreement dated June 1, 2006, between the Registrant and DWS Commodity
         Securities Fund, Cash Management Fund Institutional, Cash Reserves Fund Institutional, Treasury
         Money Fund Investment, DWS Equity 500 Index Fund, Daily Assets Fund Institutional, DWS
         Inflation Protected Plus Fund, DWS EAFE Equity Index Fund and DWS U.S. Bond Index Fund; (14)
         (i)      Form of Indemnification Agreements; (7)
         (ii)     Shareholder Services Plan dated June 1, 2006 on behalf of Cash Management Fund
                  Institutional, Cash Reserves Fund Institutional and Treasury Money Fund Investment;
                  (15)
         (iii)    Form of Mutual Fund Rule 22c-2 Information Sharing Agreement between Registrant and
                  DWS Scudder Distributors, Inc.; (16)
         (iv)     Transfer Agency and Service Agreement between Registrant and DWS Scudder Investments
                  Service Company, dated July 1, 2006; (16)

(i)      Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to DWS EAFE(R)
         Equity Index Fund and DWS U.S. Bond Index Fund; (12)
         (i)      Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to DWS EAFE(R) Equity Index Fund and DWS U.S. Bond Index Fund; (12)
         (ii)     Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to
                  Scudder Commodities Securities Fund; (8)
         (iii)    Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to Scudder Commodities Securities Fund; (8)
         (iv)     Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to
                  Scudder Inflation Protected Plus Fund; (10)

         (v)      Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to Scudder Inflation Protected Plus Fund; (10)
         (vi)     Opinion of Willkie Farr & Gallagher LLP, counsel to the Registrant, with respect to
                  Scudder Cash Management Fund Institutional, Scudder Cash Reserves Fund Institutional,
                  Scudder Treasury Money Fund Institutional and Scudder Equity 500 Index Fund; (6)
         (vii)    Opinion of Bingham McCutchen LLP, Massachusetts counsel to the Registrant, with respect to Scudder Cash Management Fund Institutional, Scudder Cash Reserves Fund
                  Institutional, Scudder Treasury Money Fund Institutional and Scudder Equity 500 Index
                  Fund; (6)

(j)      Consent of independent registered public accounting firm (filed herein);

(k)      Omitted Financial Statements - Not Applicable;

(l)      Investment representation letter of initial shareholder of Equity 500 Index Fund; (2)
         (i)      Investment representation letter of initial shareholder of Daily Assets Fund
                  Institutional; (1)
         (ii)     Purchase Agreement dated February 4, 2005, between Scudder Institutional Funds, on behalf of Scudder Commodities Fund, and Deutsche Investment Management Americas Inc.;
                  (9)
         (iii)    Purchase Agreement dated June 27, 2005, between Scudder Institutional Funds, on behalf of DWS Inflation Protected Plus Fund, and Deutsche Asset Management, Inc.; (10)

(m)      Rule 12b-1 Plan dated June 27, 2006 for DWS Commodity Securities Fund, Class A Shares; (14)
         (i)      Rule 12b-1 Plan dated June 27, 2006 for DWS Commodity Securities Fund, Class B Shares;
                  (14)
         (ii)     Rule 12b-1 Plan dated June 27, 2006 for DWS Commodity Securities Fund, Class C Shares;
                  (14)
         (iii)    Rule 12b-1 Plan dated June 27, 2006, for DWS Inflation Protected Plus Fund, Class A
                  Shares; (15)
         (iv)     Rule 12b-1 Plan dated June 27, 2006, for DWS Inflation Protected Plus Fund, Class B
                  Shares; (15)
         (v)      Rule 12b-1 Plan dated June 27, 2006, for DWS Inflation Protected Plus Fund, Class C
                  Shares; (15)

(n)      Multiple Class Expense Allocation Plan Adopted Pursuant to Rule 18f-3 dated June 27, 2005; (10)
         (i)      Form of Amended and Restated Multi-Distribution System Plan; (16)

(p)      Code of Ethics for Deutsche Bank - Deutsche Asset Management - U.S., dated January 1, 2007; (16)
         (i)      Consolidated Fund Code of Ethics dated March 14, 2006; (15)
         (ii)     The Code of Ethics of Northern Trust Investments, N.A. dated February 1, 2005; (11)

(q)      Power of Attorney dated June 27, 2006; (13)
--------------------

(1)      Incorporated by reference to Post-Effective Amendment No. 21 to the Registration
         Statement as filed with the Commission on September 24, 1996.

(2)      Incorporated by reference to Post-Effective Amendment No. 4 to the Registration
         Statement as filed with the Commission on April 30, 1992.

(3)      Incorporated by reference to Post-Effective Amendment No. 36 to the Registration Statement as
         filed with the Commission on February 24, 2003.

(4)      Incorporated by reference to Post-Effective Amendment No. 39 to the Registration Statement as
         filed with the Commission on April 30, 2003.

(5)      Incorporated by reference to Post-Effective Amendment No. 41 to the Registration Statement as
         filed with the Commission on February 27, 2004.

(6)      Incorporated by reference to Post-Effective Amendment No. 42 to the Registration Statement as
         filed with the Commission on April 29, 2004.


                                       3

(7)      Incorporated by reference to Post-Effective Amendment No. 43 to the Registration Statement as
         filed with the Commission on November 16, 2004.

(8)      Incorporated by reference to Post-Effective Amendment No. 45 to the Registration Statement as
         filed with the Commission on January 28, 2005.

(9)      Incorporated by reference to Post-Effective Amendment No. 46 to the Registration Statement as
         filed with the Commission on February 4, 2005.

(10)     Incorporated by reference to Post-Effective Amendment No. 54 to the Registration Statement as
         filed with the Commission on July 1, 2005.

(11)     Incorporated by reference to Post-Effective Amendment No. 62 to the Registration Statement as
         filed with the Commission on April 28, 2006.

(12)     Incorporated by reference to Post-Effective Amendment No. 65 to the Registration Statement as
         filed with the Commission on June 13, 2006;

(13)     Incorporated by reference to Post-Effective Amendment No. 66 to the Registration Statement as
         filed with the Commission on June 30, 2006.

(14)     Incorporated by reference to Post-Effective Amendment No. 67 to the Registration Statement as
         filed with the Commission on September 29, 2006.

(15)     Incorporated by reference to Post-Effective Amendment No. 68 to the Registration Statement as
         filed with the Commission on January 26, 2007.

(16)     Incorporated by reference to Post-Effective Amendment No. 69 to the Registration Statement as
         filed with the Commission on April 30, 2007.

(17)     Incorporated by reference to Post-Effective Amendment No. 70 to the Registration Statement as
         filed with the Commission on October 1, 2007.

Item 24           Persons Controlled by or under Common Control with the
-------           ------------------------------------------------------
                  Registrant:
                  -----------


                  Information pertaining to persons controlled by or under common control with Registrant is incorporated by reference from the Statement of Additional Information contained in Part B of this Registration Statement.


Item 25           Indemnification:
-------           ----------------

                  Article IV of the Registrant's Agreement and Declaration of Trust (Exhibit (a) hereto, which is incorporated herein by reference) provides in effect that the Registrant will indemnify its officers and trustees under certain circumstances. However, in accordance with Section 17(h) and 17(i) of the Investment Company Act of 1940 and its own terms, said Article of the Agreement and Declaration of Trust does not protect any person against any liability to the Registrant or its shareholders to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

                  The Registrant has purchased insurance policies insuring its officers and trustees against certain liabilities which such officers and trustees may incur while acting in such capacities and providing reimbursement to the Registrant for sums which it may be permitted or required to pay to its officers and trustees by way of indemnification against such liabilities, subject to certain deductibles.

                  On April 5, 2002, Zurich Scudder Investments, Inc. ("Scudder"), the investment adviser, now known as Deutsche Investment Management Americas Inc., was acquired by Deutsche Bank AG, not including certain U.K. Operations (the "Transaction"). In connection with the Trustees' evaluation of the Transaction, Deutsche Bank agreed to indemnify, defend and hold harmless Registrant and the trustees who were not "interested persons" of Scudder, Deutsche Bank or Registrant (the "Independent Trustees") for and against any liability and claims and expenses based upon or arising from, whether in whole or in part, or directly or indirectly, any untrue statement or alleged untrue statement of a material fact made to the Independent Trustees by Deutsche Bank in connection with the Independent Trustees' consideration of the Transaction, or any omission or alleged omission of a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading.

                  Deutsche  Investment   Management  Americas  Inc.  (hereafter,
                  "DIMA"), the investment advisor, has agreed, subject to applicable law and regulation, to indemnify and hold harmless the Registrant against any loss, damage, liability and expense, including, without limitation, the advancement and payment, as incurred, of reasonable fees and expenses of counsel (including counsel to the Registrant and counsel to the Independent Trustees) and consultants, whether retained by the Registrant or the Independent Trustees, and other customary costs and expenses incurred by the Registrant in connection with any litigation or regulatory action related to possible improper market timing or other improper trading activity or possible improper marketing and sales activity in the Registrant ("Private Litigation and Enforcement Actions"). In the event that this indemnification is unavailable to the Registrant for any reason, then DIMA has agreed to contribute to the amount paid or payable by the Registrant as a result of any loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of DIMA and the Registrant with respect to the matters which resulted in such loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, that if no final determination is made in such action or proceeding as to the relative fault of DIMA and the Registrant, then DIMA shall pay the entire amount of such loss, damage, liability or expense.

                  In recognition of its undertaking to indemnify the Registrant, and in light of the rebuttable presumption generally afforded to non-interested board members of an investment company that they have not engaged in disabling conduct, DIMA has also agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Private Litigation and Enforcement Actions or matters arising from or similar in subject matter to the matters alleged in the Private Litigation and Enforcement Actions (collectively, "Covered Matters"), including without limitation:

                  1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with the Private Litigation and Enforcement Actions, and any actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar to the matters alleged in the Private Litigation and Enforcement Actions, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

                  2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

                  3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim
                           under,   or  actual  or
                           purported rescission or termination of, any policy of insurance arranged by DIMA (or by a representative of DIMA acting as such, acting as a representative of the Registrant or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DIMA, any of its corporate affiliates, or any of their directors, officers or employees;

                  4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any specified policy of insurance, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under that policy of insurance, due to the exhaustion of policy limits which is due in whole or in part to DIMA or any affiliate thereof having received advancement of expenses or indemnification under that policy for or with respect to any Covered Matter; provided, that the total amount that DIMA will be obligated to pay under this provision for all loss or expense shall not exceed the amount that DIMA and any of its affiliates actually receive under that policy of insurance for or with respect to any and all Covered Matters; and

                  5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under the agreement, unless DIMA prevails on the merits of any such dispute in a final, nonappealable court order.

                  DIMA is not required to pay costs or expenses or provide indemnification to or for any individual Independent Trustee
                  (i) with respect to any particular proceeding or action as to which the Board of the Registrant has determined that such Independent Trustee ultimately would not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Registrant or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant as determined in a final adjudication in such proceeding or action. In addition, to the extent that DIMA has paid costs or expenses under the agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a Trustee of the Registrant, such Independent Trustee has undertaken to repay such costs or expenses to DIMA.


Item 26.          Business and Other Connections of Investment Advisor
--------          ----------------------------------------------------

                  During the last two fiscal years, no director or officer of Deutsche Investment Management Americas Inc., the investment advisor, has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

Item 27.          Principal Underwriters
--------          ----------------------

                  (a)

                  DWS Scudder Distributors, Inc. acts as principal underwriter of the Registrant's shares and acts as principal underwriter for registered open-end management investment companies other funds managed by Deutsche Investment Management Americas Inc.

                  (b)

                  Information on the officers and directors of DWS Scudder Distributors, Inc., principal underwriter for the Registrant, is set forth below. The principal business address is 222 South Riverside Plaza, Chicago, Illinois 60606.

                      (1)                             (2)                                  (3)
          DWS Scudder Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Scudder Distributors, Inc.           Offices with Registrant
          ----------------               ------------------------------           -----------------------
         Philipp Hensler                Director, Chairman of the Board and CEO   None
         345 Park Avenue
         New York, NY 10154

         Michael Colon                  Director and Chief Operating Officer      None
         345 Park Avenue
         New York, NY 10154

         Thomas Winnick                 Director and President                    None
         345 Park Avenue
         New York, NY 10154

         Cliff Goldstein                Chief Financial Officer and Treasurer     None
         60 Wall Street
         New York, NY 10005

         Robert Froehlich               Vice President                            None
         222 South Riverside Plaza
         Chicago, IL 60606

         Paul Schubert                  Vice President                            Chief Financial Officer
         345 Park Avenue                                                          and Treasurer
         New York, NY 10154

         Mark Perrelli                  Vice President                            None
         222 South Riverside Plaza
         Chicago, IL 60606

         Donna White                    Chief Compliance Officer                  None
         345 Park Avenue
         New York, NY 10154

         Jason Vazquez                  Vice President and AML Compliance  AML    Compliance Officer
         345 Park Avenue                Officer
         New York, NY 10154

         Caroline Pearson               Secretary                                 Assistant Secretary
         Two International Place
         Boston, MA 02110

         Philip J. Collora              Assistant Secretary                       None
         222 South Riverside Plaza
         Chicago, IL 60606


                                       7

                      (1)                             (2)                                  (3)
          DWS Scudder Distributors, Inc.
          Name and Principal             Positions and Offices with               Positions and
          Business Address               DWS Scudder Distributors, Inc.           Offices with Registrant
          ----------------               ------------------------------           -----------------------

         Anjie LaRocca                  Assistant Secretary                       None
         345 Park Avenue
         New York, NY 10154


         (c)      Not applicable


Item 28           Location of Accounts and Records:
-------           ---------------------------------

DWS Institutional Funds:                            Deutsche Asset Management
(Registrant)                                        345 Park Avenue
                                                    New York, NY 10154

Deutsche Investment Management Americas Inc.:       345 Park Avenue
(Investment Advisor)                                New York, NY 10154

Deutsche Investment Management Americas Inc.:       345 Park Avenue
(Administrator)                                     New York, NY 10154

DWS Scudder Investments Service Company:            222 South Riverside Plaza
(Transfer Agent)                                    Chicago, IL 60606

DWS Scudder Distributors, Inc.:                     222 South Riverside Plaza
(Distributor)                                       Chicago, IL 60606

State Street Bank and Trust Company:                225 Franklin Street
(Custodian)                                         Boston, MA 02110

DST Systems, Inc.:                                  127 West 10th Street
(Sub-Transfer Agent and                             Kansas City, MO 64105
Sub-Dividend Distribution Agent)

Item 29           Management Services:
-------           --------------------

                  Not applicable

Item 30           Undertakings:
-------           -------------

                  Not applicable

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York, on the 24th day of October 2007.

                                       DWS INSTITUTIONAL FUNDS

                                       By:  /s/Michael G. Clark
                                            _____________________
                                            Michael G. Clark
                                            President

                                                     1940 Act File No. 811-06071




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM N-1A

                                AMENDMENT NO. 85
                            TO REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940



                             DWS INSTITUTIONAL FUNDS

                             DWS INSTITUTIONAL FUNDS

                                  EXHIBIT INDEX


                                       (j)

                    PROPOSED RESOLUTIONS RELATING TO APPROVAL
                          OF POST-EFFECTIVE AMENDMENTS

          (To be voted on by the Boards of each Investment Company with June 30 fiscal year end)


RESOLVED,   that the officers of the Investment Companies and Funds be, and they hereby are, authorized and directed to (A)(i) cause to be registered
            with  the  Securities  and  Exchange   Commission  (the  "SEC")  and
            qualified  with such state  securities  commissions  as the officers shall deem  appropriate,  such number,  or an indefinite  number, of shares of  beneficial  interest  of all  Series of the Funds and all classes  thereof as they in their sole discretion  shall  determine;
            and (ii)  cause  such  shares  of all  Series  of the  Funds and all classes  thereof to be offered  and sold to the public  from time to time at a per  share  consideration  equal to each such  Series'  or class' reported net asset value per share,  determined in accordance with the Declaration of Trust,  By-Laws and policies of the Board of
            Trustees/Directors of the Investment Companies, with such rights and preferences  as shall be fixed and  determined  from time to time by the  Trustees in  accordance  with the  Declaration  of Trust of the
            Trust and that shares so sold shall be fully paid and nonassessable;
            and  (B)(i)   prepare   and  file  a   registration   statement   or
            post-effective  amendment to the registration statement of the Funds on Form N-1A; (ii) execute and file such  registration  statement or
            post-effective   amendment  with  the  SEC  and   applicable   state
            securities  commissions;  and (iii), with the assistance of counsel, prepare  and  file  (a) any  amendments  that  may be  necessary  or desirable to provide full  disclosure  of all  materials  facts,  to assure  compliance with all applicable  laws, rules and regulations, and to  obtain  effectiveness  of  such  registration  statement  or post-effective  amendment,  and (b) any other  documents  as they in
            their  sole   discretion   shall  deem  necessary  or  desirable  in
            connection with the continuous offering of all Series of the Funds and all classes thereof of the shares of beneficial interest to the public.